AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT
between
SSI VENTURE LLC
and
U.S. BANK NATIONAL ASSOCIATION

September 23, 2005

TABLE OF CONTENTS

Page No.

ARTICLE I DEFINITIONS 1

1.1 CERTAIN SPECIFIC TERMS 1

1.2 SINGULARS AND PLURALS; INTERPRETIVE PROVISIONS 12

1.3 UCC DEFINITIONS 12

ARTICLE II AMOUNTS AND TERMS OF LOANS 12

2.1 WORKING CAPITAL REVOLVING LINE OF CREDIT 12

2.2 REDUCING REVOLVING LINE OF CREDIT 15

2.3 ACQUISITION REDUCING REVOLVING LINE OF CREDIT 18

2.4 INTEREST RATE SWAPS 21

ARTICLE III LETTERS OF CREDIT 21

3.1 AMOUNT 21

3.2 COLLATERAL 21

ARTICLE IV INTEREST, FEES AND PAYMENT CONVENTIONS 22

4.1 PROMISE TO PAY INTEREST 22

4.2 PROMISE TO PAY FEES 22

4.3 COMPUTATION OF INTEREST AND FEES 23

4.4 FUNDING LOSSES AND LIBOR ISSUES 23

4.5 FUNDING LOSS 24

4.6 ACCOUNT STATED 24

ARTICLE V COLLATERAL AND INDEBTEDNESS SECURED 25

5.1 SECURITY INTEREST 25

5.2 INDEBTEDNESS SECURED 26

ARTICLE VI REPRESENTATIONS AND WARRANTIES 26

6.1 EXISTENCE 26

6.2	CAPACITY	26
6.3	INVENTORY	27
6.4	TITLE TO COLLATERAL	27
6.5	NOTES RECEIVABLE	27
6.6	EQUIPMENT	28
6.7	PLACE OF BUSINESS	28
6.8	FINANCIAL CONDITION	28
6.9	TAXES	28
6.10	LITIGATION	28
6.11	ERISA MATTERS	29
6.12	ENVIRONMENTAL MATTERS	29
6.13	VALIDITY OF TRANSACTION DOCUMENTS	30
6.14	NO CONSENT OR FILING	30
6.15	NO VIOLATIONS	30
6.16	TRADEMARKS AND PATENTS	31
6.17	CONTINGENT LIABILITIES	31
6.18	COMPLIANCE WITH LAWS	31
6.19	LICENSES, PERMITS, ETC	31
6.20	LABOR CONTRACTS	31

6.21 CONSOLIDATED SUBSIDIARIES 32

6.22 CAPITALIZATION 32

ARTICLE VII CERTAIN DOCUMENTS TO BE DELIVERED TO LENDER 32

7.1 CLOSING DELIVERIES 32

7.2 ADVANCE REQUIREMENTS 32

7.3 ADDITIONAL DOCUMENTS 33

ARTICLE VIII AFFIRMATIVE COVENANTS 33

8.1 FINANCIAL INFORMATION 33

8.2 BORROWING BASE CERTIFICATES 34

8.3 INVENTORY IN POSSESSION OF THIRD PARTIES 34

8.4 EXAMINATIONS 34

8.5 VERIFICATION OF COLLATERAL 35

8.6 TAXES 35

8.7 LITIGATION 35

8.8 INSURANCE 35

8.9 GOOD STANDING; BUSINESS 36

8.10 PENSION REPORTS 36

8.11 NOTICE OF ADVERSE EVENT OR NON-COMPLIANCE 36

8.12 COMPLIANCE WITH ENVIRONMENTAL LAWS 36

8.13 DEFEND COLLATERAL 37

8.14 USE OF PROCEEDS 37

8.15 COMPLIANCE WITH LAWS 37

8.16 MAINTENANCE OF PROPERTY 37

8.17 LICENSES, PERMITS, ETC 38

8.18 TRADEMARKS AND PATENTS 38

8.19 ERISA 38

8.20 MAINTENANCE OF OWNERSHIP 38

8.21 ACTIVITIES OF CONSOLIDATED SUBSIDIARIES 38

ARTICLE IX NEGATIVE COVENANTS 38

9.1 LOCATION OF INVENTORY, EQUIPMENT, AND BUSINESS RECORDS 39

9.2 BORROWED MONEY 39

9.3 SECURITY INTEREST AND OTHER ENCUMBRANCES 39

9.4 STORING AND USE OF COLLATERAL 39

9.5 MERGERS, CONSOLIDATIONS, SALES OR ACQUISITIONS 39

9.6 CAPITAL CHANGES 40

9.7 RESTRICTED PAYMENT 40

9.8 INVESTMENTS AND ADVANCES 40

9.9 GUARANTIES 40

9.10 NAME CHANGE

9.11 DISPOSITION OF COLLATERAL 40

9.12 FINANCIAL COVENANTS 41

9.13 AGREEMENTS WITH AFFILIATES 41

9.14 OWNERSHIP AND MANAGEMENT 41

ARTICLE X EVENTS OF DEFAULT 41

10.1 EVENTS OF DEFAULT 41

10.2 EFFECTS OF AN EVENT OF DEFAULT 44

ii

ARTICLE XI [Intentionally omitted.] 45

ARTICLE XII LENDER'S RIGHTS AND REMEDIES 45

12.1 GENERALLY 45

12.2 NOTIFICATION OF ACCOUNT DEBTORS 45

12.3 POSSESSION OF COLLATERAL 45

12.4 COLLECTION OF RECEIVABLES 45

12.5 LICENSE TO USE PATENTS, TRADEMARKS, AND TRADE NAMES 46

ARTICLE XIII MISCELLANEOUS 46

13.1 EXPENSES 46 13.2 PERFECTING THE SECURITY INTEREST; PROTECTING THE COLLATERAL. 46

13.3 PERFORMANCE OF BORROWER'S DUTIES 46

13.4 NOTICE OF SALE 47

13.5 WAIVER BY LENDER 47

13.6 WAIVER BY BORROWER 47

13.7 SETOFF 47

13.8 ASSIGNMENT 48

13.9 SUCCESSORS AND ASSIGNS 48

13.10 MODIFICATION 48

13.11 COUNTERPARTS; FACSIMILES 48

13.12 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES 48

13.13 INDEMNIFICATION 48

13.14 TERMINATION 49

13.15 FURTHER ASSURANCES 50

13.16 HEADINGS 50

13.17 CUMULATIVE SECURITY INTEREST, ETC 50

13.18 LENDER'S DUTIES 50

13.19 NOTICES GENERALLY 50

13.20 SEVERABILITY 51

13.21 INCONSISTENT PROVISIONS 51

13.22 ENTIRE AGREEMENT 51

13.23 APPLICABLE LAW 51

13.24 CONSENT TO JURISDICTION 51

13.25 JURY TRIAL WAIVER 52

13.26 NO ORAL AGREEMENTS 52

13.27 CONFIDENTIALITY 52

Schedules 5.1(d) 6.3 6.4 6.7 6.9 6.10 6.21 6.22 8.8	- Trademarks, Patents, etc. - Location of Inventory and Equipment - Existing Liens - Location of Books and Records - Unpaid Taxes Litigation - Consolidated Subsidiaries - Capitalization Insurance
Exhibits A B C D F G H I J

Intentionally Omitted

Form of Working Capital Revolving Note

Form of Reducing Revolving Note

Intentionally Omitted

Financial Statements Certification

Compliance Certificate Intentionally Omitted Borrowing Notice Borrowing Base Certificate

	iv	{00180721. DOC 4)

AMENDED AND RESTATED REVOLVING CREDIT
AND SECURITY AGREEMENT

This AMENDED AND RESTATED REVOLVING CREDIT AND SECURITY AGREEMENT (this "Agreement"), dated as of September 23, 2005, is by and between SSI VENTURE LLC, a Colorado limited liability company, as borrower and debtor ('Borrower") and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as lender ("Lender").

RECITALS

  This Agreement amends and restates that certain Revolving Credit, Term Loan and Security Agreement among Borrower, Lender and KeyBank National Association ("Agent") dated as of May 27, 2003 (the "Original Credit Agreement"). The Agent is resigning, transferring all contracts and other items for the benefit of Lender to Lender, and being paid off concurrently with the execution of this Agreement.
  Borrower and the Lender have agreed to enter into this Agreement to amend and restate the original agreement to establish three revolving credit facilities pursuant to which the Lender will provide funding to Borrower in an aggregate principal amount equal to the sum of the Working Capital Revolving Commitment, the Reducing Revolving Commitment and the Acquisition Reducing Revolving Commitment (the "Revolving Facilities").
  The Lender is willing to make available the credit facilities provided for herein based on the representations, warranties, covenants, terms and conditions set forth herein.

AGREEMENT The parties agree as follows:

ARTICLE I
DEFINITIONS

1.1 CERTAIN SPECIFIC TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

"ACCOUNT" means any account receivable, including any rights of payment for goods sold or leased or for services rendered, which is not evidenced by an instrument (as defined in the UCC) or chattel paper, whether or not it has been earned by performance and, in addition, includes all property included in the definition of "accounts" as used in the UCC together with any guaranties, letters of credit and other security therefor.

"ACCOUNT DEBTOR" means a Person who is obligated under any Account, general intangible, chattel paper or instrument.

"ACQUISITION REDUCING REVOLVING COMMITMENT" means a principal amount equal to $5,000,000, which principal amount shall decrease by $156,250 on January 31, April 30, July 31 and October 31 of each year beginning January 31, 2007 (for example, the principal amount shall be $4,843,750 on January 31, 2007, $4,687,500 on April 30, 2007 and so on).

"ACQUISITION REDUCING REVOLVING LINE OF CREDIT" means the revolving line of credit described in Section 2.3 hereof and all renewals, extensions, modifications, amendments, restatements and substations thereof or therefor.

"ACQUISITION REDUCING REVOLVING NOTE" means a promissory note evidencing the Acquisition Reducing Revolving Commitment in the form of Exhibit D.

"ADVANCE" means a loan made to Borrower by Lender pursuant to this Agreement under the Revolving Facilities.

"AFFILIATE" means (a) any officer or director of Borrower, (b) any other Person that controls, is controlled by or is under common control with Borrower (whether by contract, equity ownership or otherwise), (c) any Person that directly or indirectly owns ten percent (10%) or more of any shareholder or member of Borrower, (d) any Person ten percent (10%) or more of the equity of which is owned by a shareholder or member of Borrower, and (e) each of Thomas A. Gart, Kenneth Gart and GSSI LLC, a Colorado limited liability company.

"AGREEMENT" means this Amended and Restated Revolving Credit and Security Agreement as amended, extended or modified from time to time.

"APPLICABLE MARGIN" means 1.75%.

"AUTHORIZED REPRESENTATIVE" means any of the President, Chief Executive Officer, Chief Operating Officer, any Vice President or any Manager of the Borrower or, with respect to financial matters, the Chief Financial Officer, Vice President of Finance, or any other Person expressly designated by the Manager of the Borrower as an Authorized Representative of the Borrower.

'''BASE RATE" means, for any day, the rate per annum equal to the sum of the Prime Rate for such date minus the Applicable Margin. Any change in the Base Rate due to a change in the Prime Rate shall be effective on the effective date of such change in the Prime Rate. Lender's internal records of applicable interest rates shall be determinative in the absence of manifest error.

"BASE RATE ADVANCE" means an Advance that shall accrue interest based upon the Base Rate.

"BORROWER" has the meaning provided in the introductory paragraph of this Agreement.

"BORROWING BASE" means (a) the amount obtained from the sum of (i) Eligible Accounts Receivable multiplied by 0.75, (ii) the sum, without duplication, of (A) Eligible Inventory comprised of Hard Inventory multiplied by 0.75, and (B) Eligible Inventory comprised of Soft Inventory multiplied by 0.55, and (iii) the net book value of Rental and Demo Equipment multiplied by 0.55, minus (b) all outstanding balances under the Revolving Facilities.

"BORROWING BASE CERTIFICATE" means a certificate furnished by Borrower to Lender in the form attached as Exhibit J.

"BORROWING NOTICE" means a request for an Advance (or a conversion or continuation of an interest rate) under the Revolving Line of Credit and, if written, in the form attached as Exhibit I.

"BUSINESS DAY" means, (a) except as expressly provided in clause (b) below, any day which is not a Saturday, Sunday or a day on which banks in the State are authorized or obligated by law, executive order or governmental decree to be closed, and (b) with respect to the selection, funding, interest rate, payment and Interest Period of any LIBOR Rate Advance, any day which is a business day, as described in clause (a) above, and on which commercial banks are open for business in New York, New York.

"CLOSING DATE" means the date on which all Transaction Documents have been executed and delivered to and accepted by Lender, and all conditions precedent to funding have been satisfied, including those set forth in Articles VI and VII.

"COLLATERAL" means collectively all of the property of Borrower subject to the Security Interest and described in Sections 5.1 and 5.2.

"CONSOLIDATED EBITDA" means, with respect to the Borrower and its Consolidated Subsidiaries for any twelve-month period (or other applicable period, if appropriate) ending on the date of computation thereof, the sum of, without duplication, (a) net income (exclusive of any extraordinary gains or losses), (b) Consolidated Interest Expense, (c) taxes on income (to be calculated by multiplying actual income for such period by 0.435), (d) amortization, and (e) depreciation, all determined on a consolidated basis in accordance with GAAP (except for calculation of cash taxes on income which shall be calculated as provided in the foregoing clause

(c)).

"CONSOLIDATED EBITDAR" means, with respect to the Borrower and its Consolidated Subsidiaries for any twelve-month period (or other applicable period, if appropriate) ending on the date of computation thereof, the sum of, without duplication, (a) net income (exclusive of any extraordinary gains or losses), (b) Consolidated Interest Expense, (c) taxes on income (to be calculated by multiplying actual income for such period by 0.435), (d) amortization, (e) depreciation, and (f) store location rent expense, all determined on a consolidated basis in accordance with GAAP (except for calculation of cash taxes on income which shall be calculated as provided in the foregoing clause (c)).

"CONSOLIDATED INTEREST EXPENSE" means, with respect to any period of computation thereof, the gross cash interest expense of the Borrower and its Consolidated Subsidiaries, including without limitation the portion of any payments made in connection with capital leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP.

"CONSOLIDATED LEVERAGE RATIO" means the ratio of Senior Funded Debt to Consolidated EBITDA.

"CONSOLIDATED SUBSIDIARY" means any corporation, limited liability company, partnership or other entity of which more than fifty percent (50%) of the voting power is controlled by Borrower, directly or indirectly, through one or more intermediaries, whether existing on the date hereof or acquired at any time hereafter. If Borrower has no Consolidated Subsidiaries, the provisions of this Agreement relating to Consolidated Subsidiaries shall be inapplicable without affecting the applicability of such provisions to Borrower alone.

"DAILY RESET LIBOR RATE" means the one-month LIBOR Rate (as defined below, which includes the 0.875% addition to the base LIBOR rate) in effect and reset each Business Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation. Lender's internal records of applicable interest rates shall be determinative in the absence of manifest error.

"DAILY RESET LIBOR RATE ADVANCE" means a LIBOR Rate Advance that is to bear interest at the Daily Reset LIBOR Rate.

"DEBT" means with respect to the Borrower and its Consolidated Subsidiaries (a) indebtedness for borrowed money or for the deferred purchase price of property or services including performance bonds or other debt instruments, (b) obligations as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases, and (c) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise assure a creditor against loss in respect of, indebtedness or obligations of the kinds referred to in clause (a) or (b) above.

"DEFAULT" means any event or condition which, with the giving or receipt of notice or lapse of time or both, would constitute an Event of Default hereunder.

"DEFAULT RATE" means with respect to the Revolving Facilities, a rate of interest per annum which shall be two percent (2%) above the interest rate effective immediately before any Event of Default, and in any case, the maximum interest rate permitted by applicable law, if lower.

"DISPOSAL" means the intentional or unintentional abandonment, discharge, deposit, injection, dumping, spilling, leaking, storing, burning, thermal destruction, or placing of any Hazardous Substance so that it or any of its constituents may enter the Environment.

"ELIGIBLE ACCOUNTS RECEIVABLE" means all Accounts of Borrower except (a) Accounts over ninety (90) days past their invoice date, (b) all Accounts of any Person if fifty percent (50%) or more of such Person's Accounts with Borrower are over ninety (90) days past their invoice date, (c) employee Accounts, (d) Affiliate Accounts (except that Accounts of Vail Resorts, Inc. or its Affiliates will not be ineligible due to being an Affiliate Account), (e) contra Accounts, (f) customer deposits, (g) Accounts owed by a governmental entity, (h) progress billings, or (i) foreign Accounts not secured by a letter of credit or foreign credit insurance in a form acceptable to Lender naming Lender as beneficiary.

"ELIGIBLE INVENTORY" means all Inventory of Borrower as shown on the financial statements of Borrower (and, if not reflected thereon, as adjusted downward for shrinkage and determination of the lower of cost or market valuation).

"ENVIRONMENT" means any water including, but not limited to, surface water and ground water or water vapor; any land including land surface or subsurface; stream sediments; air; fish; wildlife; plants; and all other natural resources or environmental media.

"'ENVIRONMENTAL LAWS" means all applicable federal, state, and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes, and rules relating to the protection of the Environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances and the policies, guidelines, procedures, interpretations, decisions, orders, and directives of federal, state, and local governmental agencies and authorities with respect thereto which have the force of law.

"ENVIRONMENTAL PERMITS" means all licenses, permits, approvals, authorizations, consents, or registrations required by any applicable Environmental Laws and all applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use, and/or operation of any property owned, leased, or operated by Borrower or any Consolidated Subsidiary and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production, or disposal of Hazardous Substances.

"ENVIRONMENTAL QUESTIONNAIRE" means a questionnaire and all attachments thereto concerning (a) activities and conditions affecting the Environment at any property owned, ].eased or operated by Borrower or any Consolidated Subsidiary, or (b) the enforcement or possible enforcement of any Environmental Law against Borrower or any Consolidated Subsidiary.

"ENVIRONMENTAL REPORT" means a written report prepared for Lender by an environmental consulting or environmental engineering firm.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"EVENT OF DEFAULT" means an Event of Default or Events of Default as defined in Article X.

"FACILITIES" means the Revolving Facilities.

"'FEDERAL BANKRUPTCY CODE" means Title 11 of the United States Code, entitled "Bankruptcy," as amended, or any successor federal bankruptcy law.

"FEDERAL FUNDS RATE" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published, the rate as determined by Lender based on the average of the quotations for such day on such transactions received by the Lender from three lending federal funds brokers of recognized national standing selected by the Lender.

"FISCAL QUARTER" means each quarter of the Borrower's Fiscal Year.

"FISCAL YEAR" means the twelve-month fiscal period of the Borrower and its Consolidated Subsidiaries commencing on August 1 of each calendar year and ending on July 31 of each calendar year.

"FIXED CHARGE COVERAGE" means Operating Cash Flow divided by Fixed Charges.

"FIXED CHARGES" means, as of any date, the sum, without duplication, of (a) Consolidated Interest Expense, (b) scheduled principal payments on long term Debt, (c) scheduled commitment reductions on the Reducing Revolving Commitment and the Acquisition Reducing Revolving Commitment, (d) store location rent expense, and (e) current maturities of capital leases of the Borrower for the preceding twelve (12) month period.

"FUNDING LOSSES" means any actual loss or expense that any Lender reasonably incurs because (a) Borrower fails or refuses (for any reason whatsoever, other than a default by the Lender claiming such loss or expense) to take any Advance or other loan that it has requested under this Agreement, or (b) Borrower pays any LIBOR Rate Advance or converts any LIBOR Rate Advance to a Base Rate Advance, in each case, before the last day of the applicable Interest Period.

"GAAP" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants, or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report, consistently applied during the applicable periods.

"HARD INVENTORY" shall mean Inventory of Borrower consisting of merchandise in the following categories, Division 0 - rentals services, Division 6 - alpine hardgoods, Division 7

- snowboard hardgoods, Division B - bicycles, Division C - camping, Division G -- golf, Division M - miscellaneous and Division N - nordic.

"HAZARDOUS SUBSTANCES" means any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, and any other material defined as a hazardous substance in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(14).

"INDEBTEDNESS" means the indebtedness evidenced by the Revolving Notes secured by the Security Interest described in Article V, together with all other amounts due, or which may become due, under the Transaction Documents.

"INDEMNIFIED LIABILITIES" has the meaning provided in Section 13.13 of this Agreement.

"INTEREST PERIOD" means the period of one (1), two (2), three (3) or six (6) months selected by Borrower for any LIBOR Rate Advance, unless it is a Daily Reset LIBOR Rate Advance, in which case the interest period shall be one-month, reset daily. Whenever the last day of an Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall occur on the preceding Business Day.

"INVENTORY" means inventory, as defined in the UCC as in effect as of the date of this Agreement, other than Rental and Demo Equipment and in any event shall include returned or repossessed goods.

"LENDER" means U.S. Bank National Association and any successors or assignees of Lender.

"LETTER OF CREDIT" means a commercial letter of credit issued by Lender pursuant to Article III hereof for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower. The amount of any Letter of Credit shall be considered an Advance under the Working Capital Revolving Facility.

"LETTER OF CREDIT OUTSTANDINGS" means, as of the date of determination, the aggregate amount available to be drawn under all Letters of Credit plus Reimbursement Obligations then outstanding.

"LIBOR RATE" means, with respect to the Interest Period selected for any LIBOR Rate Advance, the LIBOR rate for such Interest Period, quoted by Lender from Telerate Page 3750 or any successor thereto, which shall be that LIBOR rate in effect two Business Days prior to the beginning of each Interest Period, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate to be reset at the beginning of each succeeding Interest Period, plus (c) 0.875%. If the initial Advances under this Agreement occur other than on the first day of an Interest Period, the initial LIBOR Rate shall be that LIBOR rate in effect two Business Days prior to the date of the initial Advances, which rate plus the percentage described above shall be in effect for the remaining days of the initial Interest Period; such LIBOR Rate to be reset at the beginning of each succeeding Interest Period. Lender's internal records of applicable interest rates shall be determinative in the absence of manifest error.

"LIBOR RATE ADVANCE" means an Advance that shall accrue interest based upon the LIBOR Rate for the applicable Interest Period, and includes any Daily Reset LIBOR Rate Advances.

"LIBOR RESERVE REQUIREMENT" means the percentage (expressed as a decimal fraction) provided by the Board of Governors of the Federal Reserve System (or any successor governmental body) on the date of determination for ascertaining the reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to Eurocurrency fundings, and requirements under any similar or replacement regulations.

"MAINTENANCE CAPEX" means fifty percent (50%) of Borrower and its Consolidated Subsidiaries total depreciation expense.

"MANAGER" means The Gart Companies, Inc., or any duly appointed successor manager of Borrower.

"MANAGEMENT AGREEMENT" means that certain Amended and Restated Management Agreement between Borrower and The Gart Companies, Inc. dated as of May 27, 2003.

"MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, properties, operations or condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries, taken as a whole, (b) the ability of the Borrower and its Consolidated Subsidiaries taken as a whole to pay or perform its respective obligations, liabilities and indebtedness under the Transaction Documents as such payment or performance becomes due in accordance with the terms thereof, or (c) the rights, powers and remedies of the Lender or any Lender under any Transaction Document or the validity, legality or enforceability thereof

"NEGATIVE PLEDGE AGREEMENT" means that certain negative pledge agreement entered into by Borrower's members in connection with the Original Credit Agreement.

"NOTES" means all Revolving Notes.

"OPERATING CASH FLOW" means Consolidated EBITDAR less all distributions (including Preferred Payments and Tax Distributions) less Maintenance CAPEX, all determined for the preceding twelve-month period, on a consolidated basis in accordance with GAAP.

"'OPERATING AGREEMENT" means the Amended and Restated Operating Agreement of Borrower dated as of May 27, 2003.

"PENSION EVENT" means, with respect to any Pension Plan, the occurrence of (a) any nonexempt prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (b) any Reportable Event for which there is no regulatory waiver; (c) any complete or partial withdrawal, or proposed complete or partial withdrawal, of Borrower or any Consolidated Subsidiary from such Pension Plan; (d) any complete or partial termination, or proposed complete or partial termination, of such Pension Plan; or (e) any accumulated funding deficiency (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code.

"PENSION PLAN" means any pension plan, as defined in Section 3(2) of ERISA, which is a multi-employer plan or a single employer plan, as defined in Section 4001 of ERISA, and subject to Title IV of ERISA and which is (a) a plan maintained by Borrower or any Consolidated Subsidiary for employees or former employees of Borrower or of any Consolidated Subsidiary; (b) a plan to which Borrower or any Consolidated Subsidiary contributes or is required to contribute; (c) a plan to which Borrower or any Consolidated Subsidiary was required to make contributions at any time during the five (5) calendar years preceding the date of this Agreement; or (d) any other plan with respect to which Borrower or any Consolidated Subsidiary has incurred or may incur liability, including, without limitation, contingent liability, under Title IV of ERISA either to such plan or to the Pension Benefit Guaranty Corporation. For purposes of this definition and the definition of Pension Event, Borrower shall include any trade or business (whether or not incorporated) which, together with Borrower or any Consolidated Subsidiary, is deemed to be a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

"PERSON" means an individual, partnership, organization, or entity.

"PREFERRED PAYMENTS" means amounts to be paid to GSSI LLC, a member of Borrower, pursuant to the Operating Agreement of Borrower in an amount not to exceed $194,500 in Fiscal Year 2005 and none thereafter.

"PRIME RATE" means the rate of interest from time to time publicly announced by the Lender as its "prime rate". The Lender or Lender may lend to its customers at rates that are at, above or below the Prime Rate. For purposes of determining any interest rate hereunder or under any other Transaction Document that is based on the Prime Rate, such interest rate shall change as and when the Prime Rate changes.

"REDUCING REVOLVING COMMITMENT" means a principal amount equal to $10,000,000, which principal amount shall decrease by $312,500 on January 31, April 30, July 31 and October 31 of each year beginning January 31, 2006 (for example, the principal amount shall be $9,687,500 on January 31, 2006, $9,375,000 on April 30, 2006 and so on).

"REDUCING REVOLVING LINE OF CREDIT" means the revolving line of credit described in Section 2.2 hereof and all renewals, extensions, modifications, amendments, restatements and substitutions thereof or therefor.

"REDUCING REVOLVING NOTE" means a promissory note evidencing the Reducing Revolving Commitment in the form of Exhibit C.

"REIMBURSEMENT OBLIGATION" shall mean, at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Lender for amounts theretofore paid by Lender pursuant to a drawing under such Letter of Credit.

"RELEASE" means "release," as defined in Section 101(22) of the Comprehensive, Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

"RENTAL AND DEMO EQUIPMENT" means all equipment (including ski equipment, snowboard equipment, bicycles) either rented by Borrower to customers or used as demonstrator equipment.

"REPORTABLE EVENT" means any event described in Section 4043(b) of ERISA or in regulations issued thereunder with regard to a Pension Plan.

"RESTRICTED PAYMENT" means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock or securities of Borrower or any securities of its Consolidated Subsidiaries (other than those payable or distributable solely to the Borrower or a Consolidated Subsidiary of the Borrower) now or hereafter outstanding, except a dividend payable solely in shares of class of stock or securities to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or securities of Borrower or of any of its Consolidated Subsidiaries (other than those payable or distributable solely to the Borrower) now or hereafter outstanding; (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Borrower or of its Consolidated Subsidiaries now or hereafter outstanding; and (d) any issuance and sale of securities of any Consolidated Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower.

"REVOLVING CREDIT MATURITY DATE" means September 22, 2010.

"REVOLVING CREDIT OUTSTANDINGS" means, as of any date of determination, the aggregate principal amount of all Revolving Loans then outstanding or of any specifically referenced Revolving Facility or Revolving Facilities.

"REVOLVING FACILITIES" has the meaning provided in the Recitals to this

Agreement.

"'REVOLVING LOANS" means any borrowing pursuant to an Advance under any Revolving Facility.

"REVOLVING NOTES" means the Working Capital Revolving Note, the Reducing Revolving Note and the Acquisition Reducing Revolving Note.

"SCHEDULE" means any schedule executed in connection with, and which is a part of, this Agreement.

"SECURITY INTEREST" means the security interest granted to Lender by Borrower as described in Article V.

"SENIOR FUNDED DEBT" means (a) Total Funded Debt minus (b) any Debt subordinated to Lender in writing.

"'SOFT INVENTORY" shall mean Inventory of Borrower other than Hard Inventory, consisting of merchandise in the following categories, Division 1 - alpine clothing, Division 2 - snowboard clothing, Division 3 - casual clothing, Division 4 - lifestyle, Division 5 - logo clothing, Division 6 - alpine accessories, Division 7 - snowboard accessories and Division F - footwear.

"'STATE" means the state of Colorado.

"'TAX DISTRIBUTIONS" means distributions in an amount equal to the net taxable income allocated to members of Borrower multiplied by the highest federal and state (California or Colorado, as applicable) income tax rates payable by an individual with respect to such income.

"THIRD PARTY" means any Person who has executed and delivered, or who in the future may execute and deliver, to Lender any agreement, instrument, or document, pursuant to which such Person has guaranteed to Lender the payment of the Indebtedness or has granted Lender a security interest in or lien on some or all of such Person's real or personal property to secure the payment of the Indebtedness.

"TOTAL FUNDED DEBT" means the sum of (a) all Debt and (b) the present value, calculated with a discount rate of five percent (5%), of all basic rental obligations of Borrower under any synthetic lease, without duplication.

"TOTAL LETTER OF CREDIT COMMITMENT" means an amount not to exceed $500,000.

"TRANSACTION DOCUMENTS" means this Agreement, the Notes and all other agreements and documents, including, without limitation, collateral documents, letter of credit agreements, notes, acceptance credit agreements, security agreements, pledges, guaranties, mortgages, title insurance, assignments, and subordination agreements now or hereafter required to be executed by Borrower or any Third Party.

"UCC" means the uniform commercial code as in effect in the State.

"WORKING CAPITAL REVOLVING COMMITMENT" means a principal amount equal to $18,000,000.

"WORKING CAPITAL REVOLVING LINE OF CREDIT" means the revolving line of credit described in Section 2.1 hereof and all renewals, extensions, modifications, amendments, restatements and substitutions thereof or therefor.

"WORKING CAPITAL REVOLVING NOTE" means a promissory note evidencing the Working Capital Revolving Commitment in the form of Exhibit B.

1.2 SINGULARS AND PLURALS; INTERPRETIVE PROVISIONS.

Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular. The word "including" means including without limitation, and is used for illustrative purposes rather than limiting purposes.

1.3 UCC DEFINITIONS.

Unless otherwise defined in Section 1.1 or elsewhere in this Agreement, capitalized words shall have the meanings set forth in the UCC as of the date of this Agreement.

ARTICLE II
AMOUNTS AND TERMS OF LOANS

2.1 WORKING CAPITAL REVOLVING LINE OF CREDIT.

  Amount. Subject to the other terms and conditions set forth in this Agreement, and as evidenced by the Working Capital Revolving Note, the Lender agrees to make available to Borrower, until the Revolving Credit Maturity Date, Advances under the Working Capital Revolving Line of Credit in an aggregate amount outstanding at any time not to exceed the lesser of the Working Capital Revolving Credit Commitment and the Borrowing Base.
  Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to the Borrower under the Working Capital Revolving Line of Credit from time to time from the Closing Date until the Revolving Credit Maturity Date. Such Advances shall be made as to the total borrowing requested by the Borrower up to but not exceeding the Working Capital Revolving Credit Commitment; provided, however, that the Lender shall have no obligation to make any such Advance (i) so long as any Default or an Event of Default has occurred and is continuing or (ii) if Lender has accelerated the maturity of any of the Notes as a result of an Event of Default; provided, further, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings under the Working Capital Revolving Line of Credit plus Letter of Credit Outstandings shall not exceed the Working Capital Revolving Credit Commitment or the Borrowing Base, whichever is less.

(i) Expiration of Working Capital Revolving Line of Credit upon Revolvii g Credit Maturity Date. The term of the Working Capital Revolving Line of Credit will expire and all principal and interest amounts owed to Lender under the Working Capital Revolving Line of Credit shall be immediately due and payable on the Revolving Credit Maturity Date, and Lender shall have no further obligation with respect thereto after such date.

(c) Advances.

  Requests for Base Rate Advance. Any request by an Authorized Representative of the Borrower for a Base Rate Advance under the Working Capital Revolving Line of Credit shall be by a written Borrowing Notice or by telephone (if given by telephone, such request must be followed by a written Borrowing Notice within twenty-four (24) hours thereof) and must be given on behalf of the Borrower so as to be received by the Lender not later than 1:00 P.M. (Denver, Colorado time) on the requested date of Advance.
  Requests for LIBOR Rate Advance. Any request by an Authorized Representative of the Borrower for a LIBOR Rate Advance or continuation of a LIBOR Rate Advance or conversion of a Base Rate Advance into a LIBOR Rate Advance under the Working Capital Revolving Line of Credit shall be by a written Borrowing Notice or by telephone (if given by telephone, such request must be followed by a written Borrowing Notice within twenty-four (24) hours thereof) and must be given on behalf of Borrower so as to be received by the Lender no later than 1:00 P.M. (Denver, Colorado time) on the third Business Day prior to the requested date of disbursement, continuation or conversion.
  Daily Reset LIBOR Rate. Unless Borrower provides specific instructions pursuant to a Borrowing Notice under the Working Capital Revolving Line of Credit otherwise, each Advance under the Working Capital Revolving Line of Credit shall be a Daily Reset LIBOR Rate Advance.
  General. Each request for an Advance under the Working Capital Revolving Line of Credit shall be irrevocable and shall be deemed a representation by the Borrower that on the requested date of such Advance and after giving effect to the requested Revolving Loans the applicable conditions specified in Article VII have been and will be satisfied. Each request for an Advance under the Working Capital Revolving Line of Credit shall specify (A) the requested date of Advance, (B) the aggregate amount of the Advance to be made on such date which shall be in the minimum amounts set forth in Section 2.1(d), if any, (C) subject to Section 2.1(c)(iii), whether the Advance is to be funded as a Base Rate Advance, a Daily Reset LIBOR Rate Advance or a LIBOR Rate Advance, and (D) in the case of a LIBOR Rate Advance (other than a Daily Reset LIBOR Rate Advance), the initial Interest Period applicable thereto (in no event shall Borrower request (or Lender allow) an Interest Period that exceeds the Revolving Credit Maturity Date). The Lender may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephone request. Lender shall be entitled to honor any request for an Advance that it reasonably believes to be genuine, whether or not the Person making the request is named as an Authorized Representative in any resolution or instruction furnished to Lender by Borrower. With respect to each request for a LIBOR Rate Advance or a conversion of a Base Rate Advance to a LIBOR Rate Advance,

Borrower shall indemnify Lender against any reasonable loss or expense incurred by Lender as a result of any failure by Borrower to consummate such disbursement or conversion, including, without limitation, any reasonable loss (including loss from anticipated profits) or any reasonable expense incurred by reason of liquidation or reemployment of Lender's deposits or other monies to fund any disbursement or conversion in connection with such LIBOR Rate Advance. A certificate as to the amount of such loss or expense submitted by Lender to Borrower shall be conclusive and binding for all purposes, absent manifest error.

(v) Funding from Lender. On the date of the requested Advance, Lender will make available to the Borrower in immediately available funds not later than 3:00 P.M. (Denver, Colorado time) on the requested date of Advance the amount of the requested Advance.

  Frequency and Amount of Borrowings. Until the Business Day next preceding the Revolving Credit Maturity Date (or thirty (30) Business Days next preceding the Revolving Credit Maturity Date for a LIBOR Rate Advance), Borrower may seek a disbursement under the Working Capital Revolving Line of Credit at any time and from time to time and in any amount; provided, however, that any request for a LIBOR Rate Advance (other than a Daily Reset LIBOR Rate Advance for which no minimum applies) must be in the minimum principal amount of $500,000 and in multiples of $50,000 above the minimum principal amount.
  Repayment of Principal. Borrower promises to pay to Lender the outstanding principal of Advances under the Working Capital Revolving Line of Credit in full upon the earlier to occur of (i) termination of this Agreement, (ii) acceleration of the time for payment of the Indebtedness pursuant to this Agreement or (iii) the Revolving Credit Maturity Date. Subject to the provisions of this Agreement, any amounts borrowed under the Working Capital Revolving Line of Credit may be voluntarily prepaid and any amounts so prepaid may be reborrovved, up to the amount available under Section 2.1(b) above at the time of such borrowing, until the Business Day next preceding the Revolving Credit Maturity Date (or thirty (30) Business Days next preceding the Revolving Credit Maturity Date for a LIBOR Rate Advance). Borrower shall notify Lender by 1:00 p.m. on the Business Day preceding the Business Day (or three (3) Business Days preceding such date for a LIBOR Rate Advance) of any prepayment of any amounts under the Working Capital Revolving Line of Credit.
  Overadvances. During the term of the Revolving Facility, Borrower shall pay to Lender such amounts as are necessary so that the sum of the outstanding principal balance of the Revolving Credit Outstandings under the Working Capital Revolving Line of Credit and the Letter of Credit Outstandings in the aggregate at any time does not exceed the Working Capital Revolving Credit Commitment at such time or the Borrowing Base. Borrower shall pay such amounts within two (2) Business Days after the earlier of demand by Lender and the date Borrower learns of any such excess.
  Continuation and Conversion of Interest Rate. If no Borrowing Notice has been submitted to Lender not less than three (3) Business Days prior to the end of any Interest Period on a LIBOR Rate Advance (which shall set forth the new Interest Period or state that the LIBOR Rate Advance is being converted to a Base Rate Advance), the LIBOR Rate Advance then maturing shall be automatically continued at the then current LIBOR Rate for an additional Interest Period equal to the expired Interest Period; provided, however, that if the Revolving

Credit Maturity Date would fall within such subsequent Interest Period or such Interest Period is not available for any other reason, the LIBOR Rate Advance then maturing shall be automatically converted to a Base Rate Advance. At any time prior to the Revolving Credit Maturity Date, Borrower may request to convert a Base Rate Advance to a LIBOR Rate Advance upon submission of a Borrowing Notice to Lender at least three (3) Business Days prior to the effectiveness of such conversion.

(h) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time upon not less than three (3) Business Days' written notice to the Lender, effective upon receipt, to reduce the Working Capital Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of the lesser of (x) at least $5„000,000 or (y) the entire remaining Working Capital Revolving Credit Commitment, and shall permanently reduce the Working Capital Revolving Credit Commitment. Each reduction of the Working Capital Revolving Credit Commitment shall be accompanied by payment to the extent that the principal amount of Revolving Credit Outstandings under the Working Capital Line of Credit plus Letter of Credit Outstandings exceeds the lesser of the Working Capital Revolving Credit Commitment as reduced under this Section 2.1(h) or the Borrowing Base.

2.2 REDUCING REVOLVING LINE OF CREDIT.

  Amount. Subject to the other terms and conditions set forth in this Agreement, and as evidenced by the Reducing Revolving Note, the Lender agrees to make available to Borrower, until the Revolving Credit Maturity Date, Advances under the Reducing Revolving Line of Credit in an aggregate amount outstanding at any time not to exceed the lesser of the Reducing Revolving Credit Commitment and the Borrowing Base.
  Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to the Borrower under the Reducing Revolving Line of Credit from time to time from the Closing Date until the Revolving Credit Maturity Date. Such Advances shall be made as to the total borrowing requested by the Borrower up to but not exceeding the Reducing Revolving Credit Commitment; provided, however, that the Lender shall have no obligation to make any such Advance (i) so long as any Default or an Event of Default has occurred and is continuing or (ii) if Lender has accelerated the maturity of any of the Notes as a result of an Event of Default; provided, further, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings under the Reducing Revolving Line of Credit shall not exceed the Reducing Revolving Credit Commitment or the Borrowing Base, whichever is less.

(i) Expiration of Reducing Revolving Line of Credit upon Revolving Credit Maturity Date. The term of the Reducing Revolving Line of Credit will expire and all principal and interest amounts owed to Lender under the Reducing Revolving Line of Credit shall be immediately due and payable on the Revolving Credit Maturity Date, and Lender shall have no further obligation with respect thereto after such date.

(c) Advances.

  Requests for Base Rate Advance. Any request by an Authorized Representative of the Borrower for a Base Rate Advance under the Reducing Revolving Line of Credit shall be by a written Borrowing Notice or by telephone (if given by telephone, such request must be followed by a written Borrowing Notice within twenty-four (24) hours thereof) and must be given on behalf of the Borrower so as to be received by the Lender not later than 1:00 P.M. (Denver, Colorado time) on the requested date of Advance.
  Requests for LIBOR Rate Advance. Any request by an Authorized Representative of the Borrower for a LIBOR Rate Advance or continuation of a LIBOR Rate Advance or conversion of a Base Rate Advance into a LIBOR Rate Advance under the Reducing Revolving Line of Credit shall be by a written Borrowing Notice or by telephone (if given by telephone, such request must be followed by a written Borrowing Notice within twenty-four (24) hours thereof) and must be given on behalf of Borrower so as to be received by the Lender no later than 1:00 P.M. (Denver, Colorado time) on the third Business Day prior to the requested date of disbursement, continuation or conversion.
  Daily Reset LIBOR Rate. Unless Borrower provides specific instructions pursuant to a Borrowing Notice under the Reducing Revolving Line of Credit otherwise, each Advance under the Reducing Revolving Line of Credit shall be a Daily Reset LIBOR Rate Advance.
  General. Each request for an Advance under the Reducing Revolving Line of Credit shall be irrevocable and shall be deemed a representation by the Borrower that on the requested date of such Advance and after giving effect to the requested Revolving Loans the applicable conditions specified in Article VII have been and will be satisfied. Each request for an Advance under the Reducing Revolving Line of Credit shall specify (A) the requested date of Advance, (B) the aggregate amount of the Advance to be made on such date which shall be in the minimum amounts set forth in Section 2.2(d), if any, (C) subject to Section 2.2(c)(iii), whether the Advance is to be funded as a Base Rate Advance, a Daily LIBOR Rate Advance or a LIBOR Rate Advance, and (D) in the case of a LIBOR Rate Advance (other than a Daily Reset LIBOR Rate Advance), the initial Interest Period applicable thereto (in no event shall Borrower request (or Lender allow) an Interest Period that exceeds the Revolving Credit Maturity Date). The Lender may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephone request. Lender shall be entitled to honor any request for an Advance that it reasonably believes to be genuine, whether or not the Person making the request is named as an Authorized Representative in any resolution or instruction furnished to Lender by Borrower. With respect to each request for a LIBOR Rate Advance or a conversion of a Base Rate Advance to a LIBOR Rate Advance, Borrower shall indemnify Lender against any reasonable loss or expense incurred by Lender as a result of any failure by Borrower to consummate such disbursement or conversion, including, without limitation, any reasonable loss (including loss from anticipated profits) or any reasonable expense incurred by reason of liquidation or reemployment of Lender's deposits or other monies to fund any disbursement or conversion in connection with such LIBOR Rate Advance. A certificate as to the amount of such loss or expense submitted by Lender to Borrower shall be conclusive and binding for all purposes, absent manifest error.

(v) Funding from Lender. On the date of the requested Advance, Lender will make available to the Borrower in immediately available funds not later than 3:00 P.M. (Denver, Colorado time) on the requested date of Advance the amount of the requested Advance.

  Frequency and Amount of Borrowings. Until the Business Day next preceding the Revolving Credit Maturity Date (or thirty (30) Business Days next preceding the Revolving Credit Maturity Date for a LIBOR Rate Advance), Borrower may seek a disbursement under the Reducing Revolving Line of Credit at any time and from time to time and in any amount; provided, however, that any request for a LIBOR Rate Advance must be in the minimum principal amount of $500,000 and in multiples of $50,000 above the minimum principal amount.
  Repayment of Principal. Borrower promises to pay to Lender the outstanding principal of Advances under the Reducing Revolving Line of Credit in fu11 upon the earlier to occur of (i) termination of this Agreement, (ii) acceleration of the time for payment of the Indebtedness pursuant to this Agreement or (iii) the Revolving Credit Maturity Date. Subject to the provisions of this Agreement, any amounts borrowed under the Reducing Revolving Line of Credit may be voluntarily prepaid and any amounts so prepaid may be reborrowed, up to the amount available under Section 2.2(b) above at the time of such borrowing, until the Business Day next preceding the Revolving Credit Maturity Date (or thirty (30) Business Days next preceding the Revolving Credit Maturity Date for a LIBOR Rate Advance). Borrower shall notify Lender by 1:00 p.m. on the Business Day preceding the Business Day (or three (3) Business Days preceding such date for a LIBOR Rate Advance) of any prepayment of any amounts under the Reducing Revolving Line of Credit.
  Overadvances. During the term of the Revolving Facility, Borrower shall pay to Lender such amounts as are necessary so that the sum of the outstanding principal balance of the Working Capital Revolving Credit Outstandings under the Reducing Revolving Line of Credit at any time does not exceed the Reducing Revolving Credit Commitment at such time (including any overadvances resulting from the scheduled reductions in the Reducing Revolving Credit Commitment) or the Borrowing Base. Borrower shall pay such amounts within two (2) Business Days after the earlier of demand by Lender and the date Borrower learns of any such excess.
  Continuation and Conversion of Interest Rate. If no Borrowing Notice has been submitted to Lender not less than three (3) Business Days prior to the end of any Interest Period on a LIBOR Rate Advance (which shall set forth the new Interest Period or state that the LIBOR Rate Advance is being converted to a Base Rate Advance), the LIBOR Rate Advance then maturing shall be automatically continued at the then current LIBOR Rate for an additional Interest Period equal to the expired Interest Period; provided, however, that if the Revolving Credit Maturity Date would fall within such subsequent Interest Period or such Interest Period is not available for any other reason, the LIBOR Rate Advance then maturing shall be automatically converted to a Base Rate Advance. At any time prior to the Revolving Credit Maturity Date, Borrower may request to convert a Base Rate Advance to a LIBOR Rate Advance upon submission of a Borrowing Notice to Lender at least three (3) Business Days prior to the effectiveness of such conversion.

(h) Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time upon not less than three (3) Business Days' written notice to the Lender, effective upon receipt, to reduce the Reducing Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of the lesser of (x) at least $5,000,000 or (y) the entire remaining Reducing Revolving Credit Commitment, and shall permanently reduce the Reducing Revolving Credit Commitment. Each reduction of the Reducing Revolving Credit Commitment shall be accompanied by payment to the extent that the principal amount of Revolving Credit Outstandings under the Reducing Revolving Line of Credit exceeds the lesser of the Reducing Revolving Credit Commitment as reduced under this Section 2.2(h) or the Borrowing Base.

2.3 ACQUISITION REDUCING REVOLVING LINE OF CREDIT.

  Amount. Subject to the other terms and conditions set forth in this Agreement, and as evidenced the Acquisition Reducing Revolving Note the Lender agrees to make available to Borrower, until the Revolving Credit Maturity Date, Advances in an aggregate amount outstanding at any time not to exceed the lesser of the Acquisition Reducing Revolving Credit Commitment and the Borrowing Base.
  Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make Advances to the Borrower under the Acquisition Reducing Revolving Credit Commitment from time to time from the Closing Date until the Revolving Credit Maturity Date for the sole purpose of funding acquisitions by Borrower approved by Lender. Such Advances shall be made as to the total borrowing requested by the Borrower up to but not exceeding the Acquisition Reducing Revolving Credit Commitment; provided, however, that the Lender shall have no obligation to make any such Advance (i) so long as any Default or an Event of Default has occurred and is continuing or (ii) if Lender has accelerated the maturity of any of the Notes as a result of an Event of Default; provided, further, that immediately after giving effect to each such Advance, the amount of Revolving Credit Outstandings under the Acquisition Reducing Revolving Line of Credit shall not exceed the Acquisition Revolving Credit Commitment or the Borrowing Base, whichever is less.

  (i) Expiration of Acquisition Reducing Revolving Line of Credit upon Revolving Credit Maturity Date. The term of the Acquisition Reducing Revolving Line of Credit will expire and all principal and interest amounts owed to Lender under the Acquisition Reducing Revolving Line of Credit shall be immediately due and payable on the Revolving Credit Maturity Date, and Lender shall have no further obligation with respect thereto after such date.

  Advances.

(i) Requests for Base Rate Advance. Any request by an Authorized Representative of the Borrower for a Base Rate Advance under the Acquisition Reducing Revolving Line of Credit shall be by a written Borrowing Notice or by telephone (if given by telephone, such request must be followed by a written Borrowing Notice within twenty-four (24) hours thereof) and must be given on behalf of the Borrower so as to be received by the Lender not later than 1:00 P.M. (Denver, Colorado time) on the requested date of Advance.

  Requests for LIBOR Rate Advance. Any request by an Authorized Representative of the Borrower for a LIBOR Rate Advance or continuation of a LIBOR Rate Advance or conversion of a Base Rate Advance into a LIBOR Rate Advance under the Acquisition Reducing Revolving Line of Credit shall be by a written Borrowing Notice or by telephone (if given by telephone, such request must be followed by a written Borrowing Notice within twenty-four (24) hours thereof) and must be given on behalf of Borrower so as to be received by the Lender no later than 1:00 P.M. (Denver, Colorado time) on the third Business Day prior to the requested date of disbursement, continuation or conversion.
  Daily Reset LIBOR Rate. Unless Borrower provides specific instructions pursuant to a Borrowing Notice under the Acquisition Reducing Revolving Line of Credit otherwise, each Advance under the Acquisition Reducing Revolving Line of Credit shall be a Daily Reset LIBOR Rate Advance.
  General. Each request for an Advance under the Acquisition Reducing Revolving Line of Credit shall be irrevocable and shall be deemed a representation by the Borrower that on the requested date of such Advance and after giving effect to the requested Revolving Loans the applicable conditions specified in Article VII have been and will be satisfied. Each request for an Advance under the Acquisition Reducing Revolving Line of Credit shall specify (A) the requested date of Advance, (B) the aggregate amount of the Advance to be made on such date which shall be in the minimum amounts set forth in Section 2.3(d), if any, (C) subject to Section 2.3(c)(iii), whether the Advance is to be funded as a Base Rate Advance, a Daily Reset LIBOR Rate Advance or a LIBOR Rate Advance, and (D) in the case of a LIBOR Rate Advance (other than a Daily Reset LIBOR Rate Advance), the initial Interest Period applicable thereto (in no event shall Borrower request (or Lender allow) an Interest Period that exceeds the Revolving Credit Maturity Date). The Lender may rely on any telephone request for Revolving Loans hereunder which it believes in good faith to be genuine; and the Borrower hereby waives the right to dispute the Lender's record of the terms of such telephone request. Lender shall be entitled to honor any request for an Advance that it reasonably believes to be genuine, whether or not the Person making the request is named as an Authorized Representative in any resolution or instruction furnished to Lender by Borrower. With respect to each request for a LIBOR Rate Advance or a conversion of a Base Rate Advance to a LIBOR Rate Advance, Borrower shall indemnify Lender against any reasonable loss or expense incurred by Lender as a result of any failure by Borrower to consummate such disbursement or conversion, including, without limitation, any reasonable loss (including loss from anticipated profits) or any reasonable expense incurred by reason of liquidation or reemployment of Lender's deposits or other monies to fund any disbursement or conversion in connection with such LIBOR Rate Advance. A certificate as to the amount of such loss or expense submitted by Lender to Borrower shall be conclusive and binding for all purposes, absent manifest error.
  Funding from Lender. On the date of the requested Advance, Lender will make available to the Borrower in immediately available funds not later than 3:00 P.M. (Denver, Colorado time) on the requested date of Advance the amount of the requested Advance.

  Frequency and Amount of Borrowings. Until the Business Day next preceding the Revolving Credit Maturity Date (or thirty (30) Business Days next preceding the Revolving Credit Maturity Date for a LIBOR Rate Advance), Borrower may seek a disbursement under the Acquisition Reducing Revolving Line of Credit at any time and from time to time and in any amount; provided, however, that any request for a LIBOR Rate Advance must be in the minimum principal amount of $500,000 and in multiples of $50,000 above the minimum principal amount.
  Repayment of Principal. Borrower promises to pay to Lender the outstanding principal of Advances under the Acquisition Reducing Revolving Line of Credit in full upon the earlier to occur of (i) termination of this Agreement, (ii) acceleration of the time for payment of the Indebtedness pursuant to this Agreement or (iii) the Revolving Credit Maturity Date. Subject to the provisions of this Agreement, any amounts borrowed under the Acquisition Reducing Revolving Line of Credit may be voluntarily prepaid and any amounts so prepaid may be reborrowed, up to the amount available under Section 2.3(b) above at the time of such borrowing, until the Business Day next preceding the Revolving Credit Maturity Date (or thirty (30) Business Days next preceding the Revolving Credit Maturity Date for a LIBOR Rate Advance). Borrower shall notify Lender by 1:00 p.m. on the Business Day preceding the Business Day (or three (3) Business Days preceding such date for a LIBOR Rate Advance) of any prepayment of any amounts under the Acquisition Reducing Revolving Line of Credit.
  Overadvances. During the term of the Revolving Facility, Borrower shall pay to Lender such amounts as are necessary so that the outstanding principal balance of the Revolving Credit Outstandings under the Acquisition Reducing Revolving Line of Credit at any time does not exceed the Acquisition Reducing Revolving Credit Commitment at such time (including any overadvances resulting from the scheduled reductions in the Acquisition Reducing Revolving Credit Commitment) or the Borrowing Base. Borrower shall pay such amounts within two (2) Business Days after the earlier of demand by Lender and the date Borrower learns of any such excess.
  Continuation and Conversion of Interest Rate. If no Borrowing Notice has been submitted to Lender not less than three (3) Business Days prior to the end of any Interest Period on a LIBOR Rate Advance (which shall set forth the new Interest Period or state that the LIBOR Rate Advance is being converted to a Base Rate Advance), the LIBOR Rate Advance then maturing shall be automatically continued at the then current LIBOR Rate for an additional Interest Period equal to the expired Interest Period; provided, however, that if the Revolving Credit Maturity Date would fall within such subsequent Interest Period or such Interest Period is not available for any other reason, the LIBOR Rate Advance then maturing shall be automatically converted to a Base Rate Advance. At any time prior to the Revolving Credit Maturity Date, Borrower may request to convert a Base Rate Advance to a LIBOR Rate Advance upon submission of a Borrowing Notice to Lender at least three (3) Business Days prior to the effectiveness of such conversion.
  Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time upon not less than three (3) Business Days' written notice to the Lender, effective upon receipt, to reduce the Acquisition Reducing Revolving Credit Commitment. Each such reduction shall be in the aggregate amount of the lesser of (x) at least $5,000,000 or (y) the entire remaining Acquisition Reducing Revolving Credit Commitment, and shall permanently reduce the Acquisition Reducing Revolving Credit Commitment. Each reduction of the Acquisition Reducing Revolving Credit Commitment shall be accompanied by payment to the extent that the principal amount of Acquisition Reducing Revolving Credit Outstandings exceeds the lesser of the Acquisition Reducing Revolving Credit Commitment as reduced under this Section 2.3(h) or the Borrowing Base.

2.4 INTEREST RATE SWAPS.

In the event Borrower desires to enter into any interest rate swaps, Lender and Borrower shall negotiate the terms of such interest rate swaps in accordance with Lender's standard terms and conditions for such interest rate swaps; provided that the determination as to whether to enter into or facilitate the entering into any such interest rate swaps shall be in the sole discretion of Lender.

ARTICLE III LETTERS OF CREDIT

3.1 AMOUNT.

As part of the Working Capital Revolving Line of Credit, Borrower may, subject to the terms and conditions of this Agreement, request Letters of Credit to be issued in an amount not to exceed the Total Letter of Credit Commitment and in the event and to the extent Lender issues a Letter of Credit on behalf of Borrower, the Working Capital Revolving Credit Commitment shall be considered utilized by the amount of such Letter of Credit. Amounts drawn under any Letter of Credit and honored by the Lender shall become an Advance under the Working Capital Revolving Line of Credit in such amount, at such time and subject to the terms of this Agreement, whether or not any Event of Default has occurred. All Letters of Credit issued under this Agreement shall reduce the amount available under the Working Capital Revolving Credit Commitment. At no time shall the aggregate amount of Letter of Credit Outstandings exceed the lesser of the Total Letter of Credit Commitment or the Borrowing Base; provided, however, that upon expiration or termination of any Letter of Credit, the Lender may determine to issue, or cause to be issued, additional Letters of Credit provided that, in connection with any such additional Letter of Credit, the Total Letter of Credit Commitment shall not be exceeded and the other terms and conditions set forth herein have been satisfied. The Lender shall not be obligated to issue Letters of Credit that would cause all outstanding Letters of Credit to exceed the lesser of the Total Letter of Credit Commitment or the Borrowing Base. The Lender shall not be obligated to issue Letters of Credit with an expiration date that extends beyond the earlier of (a) one (1) year of the date of issuance and (b) the Revolving Credit Maturity Date.

3.2 COLLATERAL.

Borrower hereby expressly agrees that Borrower's obligations relating to any Letter of Credit are secured by the Collateral.

ARTICLE IV
INTEREST, FEES AND PAYMENT CONVENTIONS

4.1 PROMISE TO PAY INTEREST.

  Interest. Borrower agrees to pay interest on the Revolving Credit Outstandings from time to time as provided herein. The unpaid principal balance of each Base Rate Advance will bear interest at an annual rate equal to the Base Rate. The unpaid principal balance of each LIBOR Rate Advance will bear interest at an annual rate equal to the LIBOR Rate (including Daily Reset LIBOR Rate Advances that will bear interest at an annual rate equal to the Daily Reset LIBOR Rate).
  Interest Payments Revolving Facility. Interest on Base Rate Advances shall be due and payable quarterly in arrears on the last Business Day of each Fiscal Quarter. Interest on LIBOR Rate Advances shall be due and payable in arrears on the last Business Day of each Fiscal Quarter.
  Default Interest. Notwithstanding the rates of interest specified in Sections 4.1(a) and 4.1(b) and the payment dates specified herein, effective immediately upon the occurrence and during the continuance of any Event of Default, the principal balance, and accrued interest thereon as of such date, of all outstanding Revolving Loans shall to the extent permitted by applicable law bear interest payable at the Default Rate. In addition, all other amounts due the Lender (whether directly or for reimbursement) under this Agreement or any of the other Transaction Documents, if not paid when due or, in the event no time period is expressed, if not paid within five (5) days after written notice from Lender that the same has become due, shall thereafter bear interest at the Default Rate. Finally, any amount due on the Revolving Facilities on the Revolving Credit Maturity Date that is not then paid shall also bear interest thereafter at the Default Rate.

4.2 PROMISE TO PAY FEES.

  Letter of Credit Fees. Borrower agrees to pay all present and future expenses, charges, costs and fees of any Letter of Credit application, including, without limitation, all amendment fees, presentation fees, wire charges and attorneys' fees and expenses of Lender.
  Payment of Fees. The fees described in this Section 4.2 represent compensation for services rendered and to be rendered separate and apart from the lending of money or the provision of credit and do not constitute compensation for the use, detention or forbearance of money. The obligation of Borrower to pay the fees described herein shall be in addition to, and not in lieu of, the obligation of Borrower to pay interest, other fees and expenses otherwise described in this Agreement. All fees shall be payable when due at Lender's office in Colorado in immediately available funds and shall be non-refundable when paid. If Borrower fails to make, when due, any payment of fees or expenses specified or referred to in this Agreement due to Lender, including, without limitation, those referred to in this Section or elsewhere in this Agreement or in any separate fee agreement between Borrower and Lender relating to this Agreement, the amount due shall bear interest until paid at two percent (2%) above the Base Rate (but not to exceed the maximum rate permitted by applicable law). Furthermore, such amount shall constitute part of the Facility, secured by all of the Collateral.

4.3 COMPUTATION OF INTEREST AND FEES.

Interest and fees shall be computed on the basis of the actual number of days elapsed in the period during which interest or fees accrue and a year of three hundred sixty (360) days. Notwithstanding any of the terms and conditions contained in this Section, interest in respect of the Revolving Credit Outstandings and Letter of Credit Outstandings shall not exceed the maximum rate permitted by applicable law.

4.4 FUNDING LOSSES AND LIBOR ISSUES.

  Basis Unavailable or Inadequate for LIBOR. If, on or before any date when a LIBOR Rate is to be determined, Lender determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lender of making or converting Advances at that rate for the applicable Interest Period, then Lender shall promptly notify, in writing, Borrower and Lender of that determination (which is conclusive and binding on Borrower absent manifest error) and the applicable Advance shall bear interest at the Base Rate. Until Lender notifies Borrower that those circumstances no longer exist, Lender's commitments under this Agreement to make, or to convert to, LIBOR Rate Advances shall be suspended.
  Additional Costs.
  With respect to any LIBOR Rate Advance, if (A) any present or future law imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any court or authority results in) any reserve requirement, and if (B) those reserves reduce any sums receivable by Lender under this Agreement or increase the costs incurred by Lender in advancing or maintaining any portion of any LIBOR Rate Advance , then (X) Lender shall deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase, as the case may be (which certificate is conclusive and binding absent manifest error), and (Y) Borrower shall promptly pay that amount to Lender upon demand. This paragraph shall survive the satisfaction and payment of all Indebtedness and termination of this Agreement. This paragraph may be invoked by Lender only if Lender is generally invoking similar provisions against other Persons to which Lender lends funds pursuant to facilities similar to the Facility.
  With respect to any Revolving Facility, if any present or future law regarding capital adequacy or compliance by Lender with any request, directive or requirement now existing or hereafter imposed by any court or authority regarding capital adequacy, or any change in its written policies or in the risk category of this transaction, reduces the rate of return on its capital as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the amount, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Lender shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Lender upon demand. This paragraph shall survive the satisfaction and payment of all Indebtedness and termination of this Agreement. This paragraph may be invoked by Lender only if Lender is generally invoking similar provisions against other Persons to which Lender lends funds pursuant to facilities similar to the Facility.

(c) Change in Law. If any law makes it unlawful for Lender to make or maintain LIBOR Rate Advances, then that Lender shall promptly notify Borrower, and (i) as to undisbursed funds, that requested Advance shall be made as a Base Rate Advance, (ii) as to any outstanding Advance, (A) if maintaining the Advance until the last day of the applicable Interest Period is unlawful, the Advance shall be converted to a Base Rate Advance as of the date of notice, and Borrower shall pay any related Funding Loss, or (B) if not prohibited by law, the Advance shall be converted to a Base Rate Advance as of the last day of the applicable Interest Period, or (C) if any conversion will not resolve the unlawfulness, Borrower shall promptly pay the Loan, without penalty, together with any related Funding Loss. This paragraph may be invoked by Lender only if Lender is generally invoking similar provisions against other Persons to which Lender lends funds pursuant to facilities similar to the Reducing Facilities.

4.5 FUNDING LOSS.

Borrower agrees to indemnify Lender against, and pay to it upon demand, any Funding Loss of Lender. When Lender demands that Borrower pay any Funding Loss, Lender shall deliver to Borrower a certificate setting forth in reasonable detail the basis for imposing a Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Indebtedness and termination of this Agreement.

4.6 ACCOUNT STATED.

Borrower agrees that each monthly or other statement of account mailed or delivered by Lender to Borrower pertaining to the outstanding balance of Advances or Letters of Credit under the Revolving Facilities, the amount of interest due thereon, fees, and costs and expenses shall be final, conclusive, and binding on Borrower and shall constitute an "account stated" with respect to the matters contained therein unless, within thirty (30) calendar days after such statement is mailed or, if not mailed, delivered to Borrower, Borrower shall deliver to Lender written notice of any objections which it may have as to such statement of account, and in such event, only the items to which objection is expressly made in such notice shall be considered to be disputed by Borrower.

ARTICLE V
COLLATERAL AND INDEBTEDNESS SECURED

5.1 SECURITY INTEREST.

Borrower hereby grants to Lender a security interest in, and a lien on, the following property of Borrower wherever located and whether now owned or hereafter acquired:

  All Accounts, Inventory, general intangibles, chattel paper, documents, and instruments, whether or not specifically assigned to Lender, and all equipment (whether or not affixed to realty), automotive equipment, motor vehicles and fixtures.
  All guaranties, collateral, liens on, or security interests in, real or personal property, leases, letters of credit, and other rights, agreements, and property securing or relating to payment of Accounts.
  All rights to receive the surplus funds, if any, which are payable to Borrower following the termination of any Pension Plan and the satisfaction of all liabilities or participants and beneficiaries under such Pension Plan in accordance with applicable law.
  All trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade name rights, and approvals, including, without limitation, those listed on Schedule 5.1(d) attached hereto, together with all income, royalties, damages and payments now and hereafter due and payable thereunder and with respect thereto. Lender does not currently intend to file financing statements on foreign trademarks or patents but reserve to right to do so in the future at the Lender's discretion.
  All sale, service, performance and equipment lease contracts, agreements and grants (whether written or oral), and any other contract (whether written or oral) between Borrower and third parties.

(f) The entire goodwill and all product lines of Borrower's business and other general intangibles, including, without limitation, know-how, trade secrets, customer lists, proprietary information, inventions, methods, procedures and formulae in connection with the use of and symbolized by the trademarks of Borrower.

  All books, records, ledger cards, data processing records, computer software, and other property at any time evidencing or relating to Collateral.
  All monies, securities, (including a pledge of all stock owned in any Affiliate including the Consolidated Subsidiaries and other property now or hereafter held, or received by, or in transit to, Lender from or for Borrower, and all of Borrower's investment property and financial assets (as each is defined in the UCC)), deposit accounts, credits, and balances with Lender existing at any time.
  All parts, accessories, attachments, special tools, additions, replacements, substitutions, and accessions to or for all of the foregoing.

(g) Any and all other real and personal property of Borrower.

(k) All proceeds and products of all of the foregoing in any form, including, without limitation, amounts payable under any policies of insurance insuring the foregoing against loss or damage, and all increases and profits received from all of the foregoing.

5.2 INDEBTEDNESS SECURED.

The Security Interest secures payment of any and all Indebtedness and the performance of all obligations and agreements, of Borrower to Lender, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, sole, joint or several, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation: (a) all Advances under the Revolving Facilities, the Revolving Notes, and any Letters of Credit; (b) all interest which accrues on any Indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under this Agreement or any other Transaction Documents; (c) all other monies payable by Borrower, and all obligations and agreements of Borrower to Lender, pursuant to the Transaction Documents (including any interest rate swap obligations); (d) all debts owed, or to be owed, by Borrower to others which Lender has obtained, or may obtain, by assignment or otherwise, including, without limitation, debts acquired by Lender from any of their Affiliates that arise either (i) from negative balances which may exist from time to time in any operating, deposit or other account maintained with such Affiliate of Lender, or (ii) under any credit card line of credit established by such Affiliate of Lender for Borrower; and (e) all monies payable by any Third Party, and all obligations and agreements of any Third Party to Lender, pursuant to any of the Transaction Documents.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

To induce Lender to enter into this Agreement, make Advances, and provide Letters of Credit to Borrower from time to time as herein provided, Borrower represents and warrants as of the Closing Date, as of each date an Advance is made, and so long as any Indebtedness remains unpaid or this Agreement remains in effect, as follows:

6.1 EXISTENCE.

Borrower and each Consolidated Subsidiary is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation or formation and is duly licensed or qualified to do business and in good standing in every state in which the nature of its business or ownership of its property requires such licensing or qualification except where failure to so would not reasonably be expected to have a Material Adverse Effect.

6.2 CAPACITY.

The execution, delivery, and performance of the Transaction Documents to which Borrower is a party are within Borrower's limited liability company powers, have been duly authorized by all necessary and appropriate limited liability company action, and are not in contravention of any law or the terms of Borrower's articles of organization, operating agreement or other organizational documents or any amendment thereto, or of any material indenture, agreement, undertaking, or other document to which Borrower is a party or by which Borrower or any of Borrower's property is bound or affected.

6.3 INVENTORY.

(a) All written representations made by Borrower to Lender, and all documents and schedules given by Borrower to Lender, relating to the description, quantity, quality, condition, and valuation of the Inventory are true and correct in all material respects; (b) Borrower has not received any Inventory on consignment or approval unless Borrower (i) has delivered written notice to Lender describing any Inventory in excess of $50,000 in the aggregate, which Borrower has received on consignment or approval, (ii) has marked such Inventory on consignment or approval or has segregated it from all other Inventory, and (iii) has appropriately marked its records to reflect the existence of such Inventory on consignment or approval; (c) Inventory is located only at the address or addresses of Borrower set forth on the signature pages to this Agreement, the locations specified in Schedule 6.3 attached hereto, or such other place or places as may be approved by Lender in writing; (d) all Inventory is insured as required by Section 8.8 pursuant to policies in full compliance with the requirements of such Section; and (e) to Borrower's knowledge, all Inventory has been produced by Borrower in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders promulgated thereunder.

6.4 TITLE TO COLLATERAL.

(a) Borrower is as of the date hereof, and, as to Collateral acquired by it from time to time after the date hereof, will be the sole direct and beneficial owner of the Collateral free of all security interests, liens, and other encumbrances except the Security Interest and except as described in Schedule 6.4 attached hereto; (b) Borrower has the unconditional authority to grant the Security Interest to Lender; and (c) assuming that all necessary UCC filings have been made and, if applicable, assuming compliance with the Federal Assignment of Claims Act of 1940, as amended, to the extent such lien and security interest may be perfected as a result of such filings, Lender, for the benefit of Lender, has an enforceable first lien and perfected first priority security interest on all Collateral, superior and prior to the rights of all other Persons therein, other than those security interests, liens, or encumbrances described in Schedule 6.4.

6.5 NOTES RECEIVABLE.

No account receivable of Borrower is an instrument, document, or chattel paper or is evidenced by any note, draft, trade acceptance, or other instrument for the payment of money, except such instrument, document, chattel paper, note, draft, trade acceptance, or other instrument as has been endorsed and delivered by Borrower to Lender and has not been presented for payment and returned uncollected for any reason.

6.6 EQUIPMENT.

All of Borrower's equipment is located, and equipment that is a fixture is affixed to real property, only at (a) the address of Borrower set forth on the signature pages to this Agreement; (b) the locations specified in Schedule 6.3; or (c) such other place or places as approved by Lender in writing. The real property at which such equipment is located is owned or leased pursuant to valid leasehold interests by Borrower or by the Person or Persons named in Schedule 6.3 and is encumbered only by the mortgage or mortgages listed in Schedule 6.3.

6.7 PLACE OF BUSINESS.

(a) Unless otherwise disclosed in Schedule 6.3, Borrower is engaged in business operations which are in whole, or in part, carried on at the address specified on the signature pages to this Agreement and at no other address or addresses; (b) if Borrower has more than one place of business, its chief executive office is at the address specified as such on the signature pages to this Agreement; and (c) Borrower's records concerning the Collateral are kept at the address specified on the signature pages to this Agreement or in Schedule 6.7 attached hereto.

6.8 FINANCIAL CONDITION.

Borrower has furnished to Lender Borrower's most current financial statements, which statements fairly represent the financial condition and results of the operations of Borrower and the Consolidated Subsidiaries as of the dates, and for the period referred to, and have been prepared in accordance with GAAP consistently applied during each period involved and from period to period. Since the date of such financial statements, there have not been any changes in the financial condition reflected in such financial statements that could reasonably be expected to have a Material Adverse Effect.

6.9 TAXES.

Except as set forth in Schedule 6.9 attached hereto: (a) all federal and other tax returns required to be filed by Borrower and each Consolidated Subsidiary have been filed, are true and correct, and all taxes required by such returns to be paid by Borrower have been paid when due (other than any taxes, the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Borrower or each Consolidated Subsidiary, as the case may be); and (b) neither Borrower nor any Consolidated Subsidiary has received any written notice from the Internal Revenue Service or any other taxing authority proposing additional taxes.

6.10 LITIGATION.

Except as disclosed in Schedule 6.10 attached hereto, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Borrower, threatened in writing against Borrower or any Consolidated Subsidiary or any basis therefor which, if adversely determined, would, in any case or in the aggregate, have a Material Adverse Effect or materially impair the right or ability of Borrower or any Consolidated Subsidiary to carry on its operations substantially as conducted on the date of this Agreement.

6.11 ERISA MATTERS.

(a) Except to the extent such occurrence does not have a Material Adverse Effect, (i) no Pension Plan has been terminated, or partially terminated, or is insolvent, or in reorganization, nor have any proceedings been instituted to terminate or reorganize any Pension Plan; (ii) neither Borrower nor any Consolidated Subsidiary has withdrawn from any Pension Plan in a complete or partial withdrawal, nor has a condition occurred which, if continued, would result in a complete or partial withdrawal; (iii) neither Borrower nor any Consolidated Subsidiary has incurred any withdrawal liability, including, without limitation, contingent withdrawal liability, to any Pension Plan, pursuant to Title IV of ERISA; (iv) neither Borrower nor any Consolidated Subsidiary has incurred any liability to the Pension Benefit Guaranty Corporation other than for required insurance premiums which have been paid when due; (v) no Reportable Event has occurred; (vi) no Pension Plan or other "employee pension benefit plan," as defined in Section 3(2) of ERISA, to which Borrower or any Consolidated Subsidiary is a party has an "accumulated funding deficiency" (whether or not waived), as defined in Section 302 of ERISA or in Section 412 of the Internal Revenue Code; and (vii) the present value of all benefits vested under any Pension Plan does not exceed the value of the assets of such Pension Plan allocable to such vested benefits; (b) each Pension Plan and each other "employee benefit plan," as defined in Section 3(3) of ERISA, to which Borrower or any Consolidated Subsidiary is a party is in substantial compliance with ERISA, and no such plan or any administrator, trustee, or fiduciary thereof has engaged in a nonexempt prohibited transaction described in Section 406 of ERISA or in Section 4975 of the Internal Revenue Code; (c) each Pension Plan and each other "employee benefit plan," as defined in Section 3(2) of ERISA, to which Borrower or any Consolidated Subsidiary is a party has received a favorable determination by the Internal Revenue Service with respect to qualification under Section 401(a)of the Internal Revenue Code; and (d) neither Borrower nor any Consolidated Subsidiary has incurred any liability to a trustee established pursuant to Section 4042(b) or (c) of ERISA.

6.12 ENVIRONMENTAL MATTERS.

  Any Environmental Questionnaire previously provided to Lender by Borrower was accurate and complete at the time it was prepared, and the most recent Environmental Questionnaire is currently accurate and complete.
  No above ground or underground storage tanks containing Hazardous Substances are, or, to the knowledge of Borrower, have been, located on any property owned, leased, or operated by Borrower or any Consolidated Subsidiary.
  No property owned, leased, or operated by Borrower or any Consolidated Subsidiary is, or, to the knowledge of Borrower, has been, used for the Disposal of any Hazardous Substance or for the treatment, storage, or Disposal of Hazardous Substances, except in accordance with Environmental Laws.

  To the knowledge of Borrower, no Release of a Hazardous Substance has occurred, or is threatened on, at, from, or near any property owned, leased, or operated by Borrower or any Consolidated Subsidiary, except in accordance with Environmental Laws.
  Neither Borrower nor any Consolidated Subsidiary has received written notice of any existing, pending, or threatened suit, claim, notice of violation, or request for information under any Environmental Law.
  Borrower and each Consolidated Subsidiary are in compliance with, and have obtained all Environmental Permits required by, all Environmental Laws, except where any failure to be in compliance or obtain such Environmental Permits would not reasonably be expected to have a Material Adverse Effect.

6.13 VALIDITY OF TRANSACTION DOCUMENTS.

The Transaction Documents constitute the legal, valid, and binding obligations of Borrower and each Consolidated Subsidiary and any Third Parties thereto, enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy and insolvency laws, laws affecting creditors, rights generally or general principles of equity.

6.14 NO CONSENT OR FILING.

No consent, license, approval, or authorization of, or registration, declaration, or filing with, any court, governmental body or authority, or other Person is required in connection with the valid execution, delivery, or performance of the Transaction Documents or for the conduct of Borrower's business as now conducted, other than filings and recordings to perfect the Security Interest in or liens on the Collateral in connection with the Transaction Documents.

6.15 NO VIOLATIONS.

Neither Borrower nor any Consolidated Subsidiary is in violation of any term of its organizational documents or of any mortgage, borrowing agreement, or other instrument or agreement pertaining to indebtedness for borrowed money. Neither Borrower nor any Consolidated Subsidiary is in violation of any term of any other indenture, instrument, or agreement to which it is a party or by which it or its property may be bound, resulting, or which might reasonably be expected to result, in a Material Adverse Effect. Neither Borrower nor any Consolidated Subsidiary is in violation of any order, writ, judgment, injunction, or decree of any court of competent jurisdiction or of any statute, rule, or regulation of any governmental authority. The execution, delivery and performance of the Transaction Documents is, and will be, in compliance with the foregoing and will not result in any violation thereof, or result in the creation of any mortgage, lien, security interest, charge, or encumbrance upon, any properties or assets of Borrower or any Consolidated Subsidiary except in favor of Lender. To Borrower's knowledge, there exists no fact or circumstance (whether or not disclosed in the Transaction Documents) that could reasonably be expected to cause a Material Adverse Effect.

6.16 TRADEMARKS AND PATENTS.

Schedule 5.1(d) lists, as of the Closing Date, all material trademarks, trademark rights, patents, patent rights, trade names, trade name rights and copyright registrations and applications that are required for Borrower and each Consolidated Subsidiary to conduct its business as now conducted. Borrower has the right to use all such intellectual property pursuant to valid trademarks, patents, licenses, sub-licenses or other agreement. Other than items in the ordinary course of business relating to interference, infringement or misappropriation of its intellectual property that would not have a material adverse effect on Borrower or its Consolidated Subsidiaries, (a) Borrower has not received any written claim, demand or notice alleging any interference, infringement or misappropriation of its intellectual property with any third party's intellectual property rights and (b) except as set forth on Schedule 6.10, to the knowledge of Borrower and its Consolidated Subsidiaries, no third party has interfered with, infringed upon or misappropriated any material intellectual property rights of Borrower. Borrower hereby grants to Lender a limited power of attorney to sign, upon the occurrence and during the continuance of an Event of Default, any document which maybe required by the United States Patent and Trademark Office in order to effect an absolute assignment of all right, title and interest in each trademark, patent and copyright included in the Collateral, and to record the same.

6.17 CONTINGENT LIABILITIES.

There are no suretyship agreements, guaranties, or other material contingent liabilities of Borrower or any Consolidated Subsidiary which are not disclosed by the financial statements described in Section 6.8.

6.18 COMPLIANCE WITH LAWS.

Borrower and each Consolidated Subsidiary is in compliance with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operation of the real and personal property owned or leased by it in the conduct of its business, except where the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect.

6.19 LICENSES, PERMITS, ETC.

Each franchise, grant, approval, authorization, license, permit, easement, consent, certificate, and order of and registration, declaration, and filing with, any court, governmental body or authority, or other Person required for or in connection with the conduct of Borrower's and each Consolidated Subsidiary's business as now conducted is in full force and effect, except where exceptions to the foregoing would not reasonably be expected to have a Material Adverse Effect.

6.20 LABOR CONTRACTS.

Neither Borrower nor any Consolidated Subsidiary is a party to any collective bargaining agreement or to any existing or threatened labor dispute or controversies.

6.21 CONSOLIDATED SUBSIDIARIES.

Borrower has no Consolidated Subsidiaries other than those listed in Schedule 6.21 attached hereto, and the percentage ownership of Borrower in each such Consolidated Subsidiary is specified in such Schedule 6.21.

6.22 CAPITALIZATION.

Borrower's equity interests, and the capitalization of any Consolidated Subsidiary, are set forth in Schedule 6.22 attached hereto. Except as set forth in Schedule 6.22, all of such equity interests have been validly issued in full compliance with all applicable federal and state laws, and are fully paid and non-assessable. No other equity interests of the Borrower or any Consolidated Subsidiary of any class or type are authorized or outstanding.

ARTICLE VII
CERTAIN DOCUMENTS TO BE DELIVERED TO LENDER

'7.1 CLOSING DELIVERIES.

As a condition to entering into this Agreement and the other Transaction Documents and making any Advance under the Revolving Facilities, Borrower shall deliver, or cause to be delivered, to Lender on the Closing Date the following items:

Working Capital Revolving Note;

Reducing Revolving Note;

Acquisition Reducing Revolving Note; Secretary's Certificate;

Borrowing Base Certificate;

Amended UCC-1s on the Collateral; and

All fees and expenses due on the Closing Date.

7.2 ADVANCE REQUIREMENTS.

In addition to the provisions of Section 7.1, the following conditions must be met prior to Lender making any Advance under the Revolving Line of Credit:

  All representations and warranties of Borrower in Article VI shall be true and correct in all material respects on and as of such date, except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date;
  Borrower shall have complied with all of its covenants set forth in this Agreement;
  No Event of Default shall have occurred and be continuing or would occur as a result of such Advance;

  A completed, written Borrowing Notice shall be delivered to Lender;
  All required fees and expenses shall have been paid to Lender; and
  All necessary assignments, agreements and any other documents reasonably requested by Lender related to the resignation of KeyBank as Agent under the Original Credit Agreement have been received by Lender.

7.3 ADDITIONAL DOCUMENTS.

Borrower shall deliver to Lender, at such times as Lender may reasonably request, any other documents and information reasonably requested by Lender, all in form, content and detail reasonably satisfactory to Lender.

ARTICLE VIII
AFFIRMATIVE COVENANTS

So long as any part of the Indebtedness remains unpaid, or this Agreement remains in effect, Borrower shall comply with the covenants contained elsewhere in this Agreement, and with the covenants listed below:

8.1 FINANCIAL INFORMATION. Borrower shall furnish to Lender:

  As soon as available and in any event within ninety (90) days after the end of each Fiscal Year, audited consolidated financial statements of Borrower as of the end of such year, fairly presenting Borrower's financial position, which statements shall consist of a balance sheet and related statements of income, retained earnings, and cash flow covering the period of Borrower's immediately preceding Fiscal Year, which shall be prepared in accordance with GAAP consistently applied during each period involved, and audited by independent certified public accountants reasonably satisfactory to Lender, together with copies of any management letters provided to said accountants by Borrower in connection with performing such audit. In addition, as soon as available and in any event within ninety (90) days after the end of each Fiscal Year, a compliance certificate executed by the Manager of Borrower or other Person satisfactory to Lender in the form of Exhibit G attached hereto and made a part hereof.
  As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter (except the final quarter of Borrower's Fiscal Year), unaudited consolidated financial statements of Borrower as of the end of such quarter, fairly presenting Borrower's financial position, which statements shall consist of a balance sheet and related statements of income and cash flow covering the period from the end of the immediately preceding Fiscal Year to the end of such quarter, which shall be prepared in accordance with GAAP, consistently applied during each interval involved, all in such detail as Lender may request and signed and certified to be correct by the Manager of Borrower or other Person satisfactory to Lender in the form of Exhibit F attached hereto and made a part hereof. In addition, as soon as available and in any event within forty-five (45) days after the end of each

Fiscal Quarter (other than the final quarter of Borrower's Fiscal Year), a compliance certificate executed by the Manager of Borrower or other Person satisfactory to Lender in the form of Exhibit G attached hereto and made a part hereof.

  At least thirty (30) days prior to the close of each Fiscal Year of Borrower, a consolidated plan budget for each Fiscal Quarter of the succeeding Fiscal Year prepared in accordance with Borrower's normal accounting procedures (and which represent management's reasonable estimate of Borrower's projected performance during such periods) applied on a consistent basis, including, without limitation, (i) forecasted consolidated balance sheets, consolidated statements of operations, and cash flows of Borrower on a consolidated basis for such periods, (ii) the amount of forecasted capital expenditures for such periods, (iii) forecasted compliance with the financial covenants listed in Section 9.12 and (iv) appropriate discussion of the principal assumptions on which such budget/plan is based.
  To the extent Borrower prepares or is required to prepare such items, promptly after their preparation, copies of any and all proxy statements, financial statements, and reports that Borrower sends to its shareholders, and copies of any and all periodic and special reports and registration statements which Borrower files with the Securities and Exchange Commission.
  Such additional information as Lender may from time to time reasonably request regarding the financial and business affairs of Borrower or any Consolidated Subsidiary.

8.2 BORROWING BASE CERTIFICATES.

'Within fifteen (15) days after the end of each Fiscal Quarter, Borrower shall furnish Lender with a Borrowing Base Certificate in the form of Exhibit J, and if desired by Borrower when there are Revolving Credit Outstandings, such Borrowing Base Certificate can be delivered and updated monthly instead of quarterly. Within fifteen (15) days after the end of each Fiscal Quarter., Borrower shall furnish Lender with an aging of all Accounts and a listing of any progress billings of Borrower. In addition, Borrower shall provide within fifteen (15) days after the end of each Fiscal Quarter, an Inventory summary, including value and summary descriptions of such Inventory.

8.3 INVENTORY IN POSSESSION OF THIRD PARTIES.

if any Inventory remains in the hands or control of any of Borrower's agents, finishers, contractors, or processors, or any other Person, Borrower, shall notify such party of Lender's Security Interest in the Inventory and shall instruct such party to hold such Inventory for the account of Lender and subject to the instructions of Lender, and provide waivers of any landlord or warehouse liens (or similar liens) in a form reasonably acceptable to Lender.

8.4 EXAMINATIONS.

Borrower shall at all reasonable times during normal business hours, and from time to time, at Borrower's reasonable expense, permit Lender or its agents to inspect the Collateral and to examine and make extracts from, or copies of, any of Borrower's books, ledgers, reports, correspondence, and other records. An examination of Collateral shall occur (in the discretion of the Lender) at least annually.

8.5 VERIFICATION OF COLLATERAL.

Lender shall have the right to verify all or any Collateral in any manner and through any medium Lender may consider appropriate and Borrower agrees to furnish all assistance and information and perform any acts that Lender may require in connection therewith.

8.6 TAXES.

Borrower shall promptly pay and discharge all of its taxes, assessments, and other governmental charges prior to the date on which penalties are attached thereto, establish adequate reserves for the payment of such taxes, assessments, and other governmental charges, make all required withholding and other tax deposits, and, upon request, provide Lender with receipts or other proof that such taxes, assessments, and other governmental charges have been paid in a timely fashion; provided, however, that nothing contained herein shall require the payment of any tax, assessment, or other governmental charge so long as its validity is being contested in good faith, and by appropriate proceedings diligently conducted, and adequate reserves for the payment thereof have been established.

8.7 LITIGATION.

  Borrower shall promptly notify Lender in writing of any litigation, proceeding, or counterclaim against, or of any investigation of, Borrower or any Consolidated Subsidiary if: (i) the outcome of such litigation, proceeding, counterclaim, or investigation may reasonably be expected to have a Material Adverse Effect; or (ii) such litigation, proceeding, counterclaim, or investigation questions the validity of any Transaction Document or any action taken, or to be taken, pursuant to any Transaction Document.
  Borrower shall furnish to Lender such information regarding any such litigation, proceeding, counterclaim, or investigation as Lender shall request.

8.8 INSURANCE.

  Borrower shall at all times carry and maintain in fu11 force and effect the insurance policies set forth on Schedule 8.8 attached hereto, and such other insurance as Lender may from time to time reasonably require, in coverage, form, and amount, and issued by insurers, satisfactory to Borrower and Lender, including, without limitation: workers compensation or similar insurance; public liability insurance; business interruption insurance; and insurance against such other risks as are usually insured against by business entities of established positive reputation engaged in the same or similar businesses as Borrower and similarly situated.
  Borrower shall deliver to Lender certificates of insurance or the policies of insurance required by Lender, with appropriate endorsements designating Lender as an additional insured, mortgagee and lender loss payee as requested by Lender. Each certificate and policy of insurance shall provide that if such policy is cancelled for any reason whatsoever, if any substantial change is made in the coverage which affects Lender, or if such policy is allowed to lapse for nonpayment of premium, such cancellation, change, or lapse shall not be effective as to Lender until thirty (30) days after receipt by Lender of written notice thereof from the insurer issuing such policy.

  Borrower hereby appoints Lender as its attorney-in-fact, with full authority in the place and stead of Borrower and in the name of Borrower, Lender, or otherwise, from time to time in Lender's discretion, to take any actions and to execute any instruments which Lender may deem necessary or desirable to obtain, adjust, make claims under, and otherwise deal with insurance required pursuant hereto and to receive, endorse, and collect any drafts or other instruments delivered in connection therewith; provided, however, that Lender agrees that it will not take any action pursuant to this power of attorney unless Borrower fails to take any action requested by Lender promptly upon receipt by Borrower of such request.

8.9 GOOD STANDING; BUSINESS.

  Borrower shall take all necessary steps to preserve its existence and its right to conduct business in all states in which the nature of its business or ownership of its property requires such qualification.
  Borrower shall engage in business only in principally the same industry such business is conducted by it on the date of this Agreement.

8.10 PENSION REPORTS.

Upon the occurrence of any Pension Event, Borrower shall furnish to Lender, as soon as possible and, in any event, within thirty (30) days after Borrower knows of such occurrence, the statement of the president or chief financial officer of Borrower setting forth the details of such Pension Event and the action which Borrower proposes to take with respect thereto.

8.11 NOTICE OF ADVERSE EVENT OR NON-COMPLIANCE.

1orrower shall notify Lender in writing as soon as possible and in any event within fifteen (15) days of obtaining knowledge of (a) any failure by Borrower or any Third Party to comply with any provision of any Transaction Document immediately upon learning of such non-compliance, and (b) any event or occurrence which has or could reasonably be expected to have a Material Adverse Effect on Borrower, Borrower's business or Borrower's ability to comply with any provision of any Transaction Document.

8.12 COMPLIANCE WITH ENVIRONMENTAL LAWS.

  Borrower shall comply with all Environmental Laws.
  Borrower shall not cause or permit the Disposal of Hazardous Substances at any property owned, leased, or operated by it or any Consolidated Subsidiary, except in accordance with Environmental Laws

  Borrower shall promptly notify Lender in the event of the Disposal of any Hazardous Substance at any property owned, leased, or operated by Borrower or any Consolidated Subsidiary in violation of the Environmental Laws, or in the event of any Release, or threatened Release, of a Hazardous Substance, from any such property in violation of Environmental Laws.
  Borrower shall, at Lender's reasonable written request, provide, at Borrower's expense, updated Environmental Questionnaires and/or Environmental Reports concerning any property owned, leased, or operated by Borrower or any Consolidated Subsidiary.
  Borrower shall deliver promptly to Lender: (i) copies of any documents received from the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency alleging that Borrower's or any Consolidated Subsidiary has violated or is liable under Environmental Laws; and (ii) copies of any documents submitted by Borrower or any Consolidated Subsidiary to the United States Environmental Protection Agency or any state, county, or municipal environmental or health agency concerning its operations.

8.13 DEFEND COLLATERAL.

Borrower shall use commercially reasonable efforts to defend the Collateral against the claims and demands of all other parties (other than Lender), including, without limitation, defenses, setoffs, and counterclaims asserted by any Account Debtor against Borrower or Lender.

8.14 USE OF PROCEEDS.

Borrower shall use the proceeds of Advances under the Revolving Facilities, and any Letters of Credit, solely for Borrower's working capital, acquisitions, the repayment of existing debt, and for such other legal and proper corporate purposes as are consistent with all applicable laws, Borrower's organizational documents, resolutions of Borrower's managers and/or members, and the terms of this Agreement.

8.15 COMPLIANCE WITH LAWS.

Borrower shall comply with all applicable laws, rules, regulations, and other legal requirements with respect to its business and the use, maintenance, and operation of the real and personal property owned or leased by it in the conduct of its business except where noncompliance would not reasonably be expected to have a Material Adverse Effect.

8.16 MAINTENANCE OF PROPERTY.

Borrower shall maintain its property, including, without limitation, the Collateral, in good condition and repair (ordinary wear and tear excepted) and shall prevent the Collateral, or any part thereof, from being or becoming an accession to other goods not constituting Collateral.

8.17 LICENSES, PERMITS, ETC.

Borrower shall maintain all of its franchises, grants, authorizations, licenses, permits, easements, consents, certificates, and orders necessary to the conduct of its business, if any, in full force and effect except where any failure to comply with the foregoing would not reasonably be expected to have a Material Adverse Effect.

8.18 TRADEMARKS AND PATENTS.

Borrower shall use commercially reasonable efforts to maintain all of its trademarks, trademark rights, patents, patent rights, licenses, permits, trade names, trade name rights, licenses and approvals, including, without limitation, those described in Schedule 5.1(d), if any, in full force and effect until their respective expiration dates, except to the extent Borrower determines that any such items are not material to the conduct of its business. Within thirty (30) days of the issuance of any new trademark registrations to Borrower or the acquisition or issuance or any patent or copyright registrations or the filing of any application for a trademark, patent or copyright, Borrower shall deliver to Lender copies of all documentation relating to such acquisition or issuance.

8.19 ERISA.

Borrower shall comply in all material respects with the provisions of ERISA and the Internal Revenue Code with respect to each Pension Plan.

8.20 MAINTENANCE OF OWNERSHIP.

Borrower shall at all times maintain ownership of the percentages of equity ownership of each Consolidated Subsidiary set forth in Schedule 6.21 and notify Lender in writing prior to the incorporation, formation, acquisition or organization of any new Consolidated Subsidiary.

8.21 ACTIVITIES OF CONSOLIDATED SUBSIDIARIES.

Unless the provisions of this Section 8.21 are expressly waived by Lender in writing, Borrower shall cause each Consolidated Subsidiary to comply with Articles VIII and IX hereof, as applicable, and to enter into Third Party security agreements and any other documentation necessary to evidence its obligations to Lender, including the obligation to grant a security interest in all of its property to Lender to secure the Revolving Loans.

ARTICLE IX
NEGATIVE COVENANTS

So long as any part of the Indebtedness remains unpaid or this Agreement remains in effect, Borrower, without the prior written consent of Lender, shall not:

9.1 LOCATION OF INVENTORY, EQUIPMENT, AND BUSINESS RECORDS.

Except for property taken to trade shows or other business events in the ordinary course of business and which is returned thereafter, move the Inventory, Equipment, or the records concerning the Collateral from the location where they are kept as specified in Schedules 6.3 and 6.7 and the signature pages hereto.

9.2 BORROWED MONEY.

Create, incur, assume, or suffer to exist any liability for borrowed money, except (a) for customary trade payables entered into in the ordinary course of Borrower's business, or (b) for amounts owed to Lender.

9.3 SECURITY INTEREST AND OTHER ENCUMBRANCES.

Create, incur, assume, or suffer to exist any mortgage, security, interest, lien, or other encumbrance upon any of its properties or assets, whether now owned or hereafter acquired, except (a) mortgages, security interests, liens, and encumbrances in favor of Lender, (b) those liens set forth on Schedule 6.4, (c) purchase money obligations, provided that such lien encumbers only the asset so purchased, and (d) leases entered into in the ordinary course of business.

9.4 STORING AND USE OF COLLATERAL.

Place the Collateral in any warehouse which may issue a negotiable document with respect thereto or use the Collateral in violation of any provision of the Transaction Documents, of any applicable statute, regulation, or ordinance, or of any policy insuring the Collateral.

9.5 MERGERS, CONSOLIDATIONS, SALES OR ACQUISITIONS.

(a) Merge or consolidate with or into any corporation or other entity; (b) enter into any joint venture or partnership with any Person; (c) convey, lease, or sell all or any material portion of its property, assets or business, including the Collateral, except for the sale of Inventory in the ordinary course of its business and in accordance with the terms of this Agreement; (d) convey, lease, or sell any of its assets to any Person for less than the fair market value thereof; or (e) consummate any purchases or other acquisitions of the capital stock or equity interests in, or all or any portion of the property or assets or business of any other Person, if the aggregate purchase price is greater than $5,000,000 or the purchase or acquisition would cause an Event of Default to occur; provided, however, that this Section 9.5 shall not apply to any put or call rights of the equity owners of Borrower set forth in Article 10 of the Operating Agreement.

9.6 CAPITAL CHANGES.

Purchase or retire any of its equity interests, or otherwise change the capital structure of Borrower or change the relative rights, preferences, or limitations relating to any of its equity interests.

9.7 RESTRICTED PAYMENT.

Make any Restricted Payment other than (a) Tax Distributions and (b) provided that no Event of Default has occurred and is continuing or would result after giving affect to such payments, Preferred Payments.

9.8 INVESTMENTS AND ADVANCES.

Except as set forth in Section 9.5(e), make any investment in, or advances to, any other Person, except (a) advance payments or deposits against purchases made in the ordinary course of Borrower's regular business; (b) direct obligations of the United States of America; (c) money market mutual funds that invest in direct obligations of the United States of America; (d) certificates of deposit with any United States bank; or (e) any existing investments in, or existing advances to, the Consolidated Subsidiaries.

9.9 GUARANTIES.

Become a guarantor, a surety, or otherwise liable for the debts or other obligations of any other Person, whether by guaranty or suretyship agreement, agreement to purchase indebtedness, agreement for furnishing funds through the purchase of goods, supplies, or services (or by way of stock purchase, capital contribution, advance, or loan) for the purpose of paying or discharging indebtedness, or otherwise, except as an endorser of instruments for the payment of money deposited to its bank account for collection in the ordinary course of business.

9.10 NAME CHANGE.

Change its name or its state of formation without giving at least thirty (30) days prior written notice of its proposed new name or state of formation to Lender, together with delivery to Lender of UCC-1 Financing Statements reflecting Borrower's new name or state of formation, all in form and substance satisfactory to Lender.

9.11 DISPOSITION OF COLLATERAL.

Sell, assign, or otherwise transfer, dispose of, or encumber the Collateral or any interest therein, or grant a security interest therein, or license thereof, except to Lender and except for the sale, lease or other disposition of Inventory and intellectual property included in the Collateral in the ordinary course of business of Borrower and in accordance with the terms of this Agreement.

9.12 FINANCIAL COVENANTS.

Fail to comply with the following financial covenants (these covenants will be tested at the end of each Fiscal Quarter except as noted):

    Consolidated Leverage Ratio. The Consolidated Leverage Ratio shall not exceed (as of the last day of any period of four consecutive Fiscal Quarters of the Borrower ending with the last day of each Fiscal Quarter set forth below) the following:
Period	Ratio
Quarters ending October 31 and January 31 of each Fiscal Year	2.50: 1
Quarters ending April 30 and July 31 of each Fiscal Year	2.00 : 1

  Minimum Fixed Charge Coverage. Borrower's Fixed Charge Coverage shall not be less than 1.15 : 1.00 as of the last day of any period of four consecutive Fiscal Quarters of the Borrower, ending with the last day of each Fiscal Quarter.

9.13 AGREEMENTS WITH AFFILIATES.

Enter into any agreement or transaction with any Affiliate except: (a) agreements or transactions in the ordinary course of business which contain terms that are commercially reasonable; (b) agreements or transactions that have the prior written consent of Lender; or (c) the Management Agreement.

9.14 OWNERSHIP AND MANAGEMENT.

Permit the sale, assignment or other transfer of any direct or indirect controlling interest in Borrower, including Borrower's equity owners complying with the Negative Pledge Agreement, except for any put or call rights of Borrower's equity owners set forth in Article 10 of the Operating Agreement and the pledge of Vail Associates, Inc.'s ownership interests to its senior lender as in place on the Closing Date.

ARTICLE X
EVENTS OF DEFAULT

10.1 EVENTS OF DEFAULT.

The occurrence of any one or more of the following events shall constitute an event of default (individually, an "Event of Default" and, collectively, "Events of Default"):

  Nonpayment. Nonpayment when due of any principal or interest, or nonpayment within five (5) calendar days after the due date, of any premium, fee, cost, or expense due under this Agreement or the other Transaction Documents.
  Affirmative Covenants. Default in the observance of any of the covenants or agreements of Borrower contained in Article VIII which is not remedied by the earlier of (i) ten (10) days after written notice thereof by Lender to Borrower, or (ii) thirty (30) days after such default.
  Negative Covenants. Default in the observance of any of the covenants or agreements of Borrower contained in Article IX which is not remedied by the earlier of (i) ten (10) days after written notice thereof by Lender to Borrower, or (ii) thirty (30) days after such default.
  Other Covenants. Default in the observance of any of the other covenants or agreements of Borrower contained in the Transaction Documents (other than as referenced in Section 10.1(a) - (c)), or in any other agreement with Lender which is not remedied by the earlier of ten (10) days after (i) notice thereof by Lender to Borrower, or (ii) the date Borrower was required to give notice to Lender.
  Cessation of Business or Voluntary Insolvency Proceedings. The (i) cessation of operations of Borrower's business as conducted on the date of this Agreement; (ii) filing by Borrower of a petition or request for liquidation, reorganization, arrangement, adjudication as a bankrupt, relief as a debtor, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America or any state or territory thereof or any foreign jurisdiction now or hereafter in effect; (iii) making by Borrower of a general assignment for the benefit of creditors; (iv) consent by the Borrower to the appointment of a receiver or trustee, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Borrower or any of Borrower's assets; (v) making of any, or sending of any, notice of any intended bulk sale by Borrower; or (vi) execution by Borrower of a consent to any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, or settlement of claims against, or winding up of affairs of, Borrower.
  Involuntary Insolvency Proceedings. (i) The appointment of a receiver, trustee, custodian, or officer performing similar functions, including, without limitation, a "custodian," as defined in the Federal Bankruptcy Code, for Borrower or any of Borrower's assets; or the filing against Borrower of a request or petition for liquidation, reorganization, arrangement, adjudication as a bankrupt, or other relief under the bankruptcy, insolvency, or similar laws of the United States of America, any state or territory thereof, or any foreign jurisdiction now or hereafter in effect; or of any other type of insolvency proceeding (under the Federal Bankruptcy Code or otherwise) or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of Borrower shall be instituted against Borrower; and (ii) such appointment shall not be vacated, or such petition or proceeding shall not be dismissed, within ninety (90) days after such appointment, filing, or institution.

  Other Indebtedness and Agreements. Failure by Borrower to pay, when due (or, if permitted by the terms of any applicable documentation, within any applicable grace period) any indebtedness owing by Borrower to Lender or any other Person (other than the Indebtedness incurred pursuant to this Agreement, and including, without limitation, indebtedness evidencing a deferred purchase price) whether such indebtedness shall become due by scheduled maturity, by required prepayment, by acceleration, by demand, or otherwise, or failure by the Borrower to perform any term, covenant, or agreement on its part to be performed under any agreement or instrument (other than a Transaction Document) evidencing or securing or relating to any indebtedness owing by Borrower when required to be performed if the effect of such failure is to permit the holder to accelerate the maturity of such indebtedness; provided that it shall not be a default under this Agreement if Borrower has not paid any amount due to anyone other than Lender which it is currently contesting in good faith and for which adequate reserves have been set aside in the event such contest is unsuccessful.
  Judgments. Any judgment or judgments against Borrower in an amount in excess of $500,000 (other than any judgment for which Borrower is fully insured) shall remain unpaid, unstayed on appeal, undischarged, unbonded, or undismissed for a period of thirty (30) days.
  Pension Default. (i) Any Reportable Event which Lender shall determine in good faith constitutes sustainable grounds for the termination of any Pension Plan by the Pension Benefit Guaranty Corporation, or for the appointment by an appropriate United States district court of a trustee to administer any Pension Plan, shall occur and shall continue thirty (30) days after written notice thereof to Borrower by Lender; or (ii) the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any Pension Plan or to appoint a trustee to administer any Pension Plan; or a trustee shall be appointed by an appropriate United States district court to administer any Pension Plan; or (iii) except where such termination or withdrawal would not reasonably be expected to have a Material Adverse Effect, (A) any Pension Plan shall be terminated, or (B) Borrower or any Consolidated Subsidiary shall withdraw from a Pension Plan in a complete withdrawal or a partial withdrawal; or (iv) there shall arise vested unfunded liabilities under any Pension Plan that, in the good faith opinion of Lender, have or will or might reasonably be expected to have a Material Adverse Effect on the finances or operations of Borrower; or (v) Borrower or any Consolidated Subsidiary shall fail to pay to any Pension Plan any contribution which it is obligated to pay under the terms of such plan or any agreement or which is required to meet statutory minimum funding standards and such delinquency shall continue thirty (30) days after written notice thereof to Borrower by Lender.
  Collateral; Impairment. There shall occur with respect to the Collateral any (i) fraud; (ii) misappropriation, conversion or diversion other than nonrecurring misappropriations, conversions or diversions by non-management level employees of Borrower of Collateral having a value of less than $25,000.00; (iii) levy, seizure, or attachment having a Material Adverse Effect; or (iv) material loss, theft, or damage not adequately covered by insurance.
  Third Party Default. There shall occur with respect to any Third Party, including, without limitation, any Consolidated Subsidiary (i) any event described in Section

10.1(e), 10.1(f), 10.1(g), or 10.1(h); (ii) any pension default event such as described in Section 10.1(i) with respect to any pension plan maintained by such Third Party; (iii) any failure by Third Party to perform in accordance with the terms of any agreement between such Third Party and Lender; or (iv) any material adverse change to the financial condition of any Third Party.

(1) Representations. Any certificate, statement, representation, warranty, or financial statement furnished by, or on behalf of, Borrower or any Third Party, pursuant to, or in connection with, this Agreement (including, without limitation, representations and warranties contained herein) or as an inducement to Lender to enter into this Agreement or any other lending agreement with Borrower shall prove to have been false in any material respect at the time as of which the facts therein set forth were certified or to have omitted any substantial contingent or unliquidated liability or claim against Borrower or any such Third Party, or if on the date of the execution of this Agreement there shall have been any materially adverse change in any of the facts disclosed by any such statement or certificate which shall not have been disclosed in writing to Lender at, or prior to, the time of such execution.

  Challenge to Validity. Borrower or any Third Party commences any action or proceeding to contest the validity or enforceability of any Transaction Document or any lien or security interest granted or obligations evidenced by any Transaction Document.
  Death or Incapacity; Termination. Any Third Party (or any successor thereto) terminates or attempts to terminate, in accordance with its terms or otherwise, any guaranty or other Transaction Document executed by such Third Party.
  Change of Ownership. If all, or a controlling interest of, the equity interests of Borrower or the Consolidated Subsidiaries shall be sold, assigned, or otherwise transferred to a Person other than the existing equity owners of Borrower or if a security interest or other encumbrance shall be granted or otherwise acquired therein or with respect thereto, except as allowed pursuant to Section 9.14

0.2 EFFECTS OF AN EVENT OF DEFAULT.

  Upon the happening of one or more Events of Default (except an Event of Default under either Section 10.1(e) or 10.1(f)), Lender may declare any obligations they may have hereunder to be cancelled, and all Indebtedness then outstanding to be immediately due and payable, together with all interest thereon and costs and expenses accruing under the Transaction Documents. Upon such declaration, any obligations Lender may have hereunder shall be immediately cancelled, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or further notice of any kind to Borrower.
  Upon the happening of one or more Events of Default under Section 10.1(e) or 10.1(f), Lender's obligations hereunder shall be cancelled immediately, automatically, and without notice, and the Indebtedness then outstanding shall become immediately due and payable without presentation, demand, or notice of any kind to the Borrower.

ARTICLE XI
[Intentionally omitted.]

ARTICLE XII
LENDER'S RIGHTS AND REMEDIES.

12.1 GENERALLY.

Lender's rights and remedies with respect to the Collateral, in addition to those rights granted herein and in any other agreement between Borrower and Lender now or hereafter in effect, shall be those of a secured party under the UCC and under any other applicable law.

12.2 NOTIFICATION OF ACCOUNT DEBTORS.

Upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Lender may, at any time and from time to time, notify any or all Account Debtors of the Security Interest and may direct such Account Debtors to make all payments on receivables directly to Lender.

12.3 POSSESSION OF COLLATERAL.

Whenever Lender may take possession of the Collateral pursuant to Section 12.1, Lender may take possession of the Collateral on Borrower's premises or may remove the Collateral, or any part thereof, to such other places as the Lender may, in its sole discretion, determine. If requested by Lender, Borrower shall assemble the Collateral and deliver it to Lender at such place as may be designated by Lender.

12.4 COLLECTION OF RECEIVABLES.

Upon the occurrence of an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default, Lender may demand, collect, and sue for all monies and proceeds due, or to become due, on the receivables (in either Borrower's or Lender's name at the latter's option) with the right to enforce, compromise, settle, or discharge any or all receivables. If Lender takes any action contemplated by this Section with respect to any receivable, Borrower shall not exercise any right that Borrower would otherwise have had to take with respect to such receivable.

12.5 LICENSE TO USE PATENTS, TRADEMARKS, AND TRADE NAMES.

Borrower grants to Lender a royalty-free license to use any and all patents, trademarks, and trade names now or hereafter owned by or licensed to Borrower (to the extent the terms of any such license permit a further license to Lender), including, without limitation, the items set forth on Schedule 5.1(d), effective upon, and solely for the purpose of disposing of Inventory after, the occurrence of an Event of Default. All Inventory shall at least meet quality standards maintained by Borrower prior to such Event of Default.

ARTICLE XIII
MISCELLANEOUS

13.1 EXPENSES.

The Borrower agrees to pay on demand all costs and expenses of the Lender in connection with the administration, modification, and amendment of this Agreement, the other Transaction Documents, and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and expenses of counsel for the Lender with respect thereto and with respect to advising the Lender as to its rights and responsibilities under the Transaction Documents; provided that Borrower shall not be responsible for legal fees associated with the preparation and closing of this Agreement. The Borrower further agrees to pay on demand all costs and expenses of the Lender and the other Lender, if any (including, without limitation, reasonable attorneys' fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of the Transaction Documents and the other documents to be delivered hereunder. Notwithstanding the foregoing, Borrower shall not be obligated to pay any expenses of the Lender that are incurred due to the failure of the Lender to act in accordance with this Agreement.

13.2 PERFECTING THE SECURITY INTEREST., PROTECTING THE COLLATERAL.

Borrower hereby authorizes Lender to file such financing statements relating to the Collateral without Borrower's signature thereon as Lender may deem appropriate, and appoints Lender as Borrower's attorney-in-fact to perform all other acts which Lender deems appropriate to perfect and continue the Security Interest and to protect, preserve, and realize upon the Collateral, subject to the terms and conditions of this Agreement.

13.3 PERFORMANCE OF BORROWER'S DUTIES.

Upon Borrower's failure to perform any of its duties under the Transaction Documents, including, without limitation, the duty to obtain insurance as specified in Section 8.8, Lender may, but shall not be obligated to, perform any or all such duties.

13.4 NOTICE OF SALE.

Without in any way requiring notice to be given in the following manner, Borrower agrees that any notice by Lender of sale, disposition, or other intended action hereunder, or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to Borrower if such notice is mailed by regular or certified mail, postage prepaid, at least ten (10) calendar days prior to such action, to Borrower's address or addresses specified above or to any other address which Borrower has specified in writing to Lender as the address to which notices hereunder shall be given to Borrower.

13.5 WAIVER BY LENDER.

No course of dealing between Borrower and Lender and no delay or omission by Lender in exercising any right or remedy under the Transaction Documents or with respect to any Indebtedness shall operate as a waiver thereof or of any other right or remedy, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy. All rights and remedies of Lender are cumulative.

13.6 WAIVER BY BORROWER.

Lender shall have no obligation to take, and Borrower shall have the sole responsibility for taking, any and all steps to preserve rights against any and all Account Debtors and against any and all prior parties to any note, chattel paper, draft, trade acceptance, or other instrument for the payment of money covered by the Security Interest whether or not in Lender's possession. Lender shall not be responsible to Borrower for loss or damage resulting from Lender's failure to enforce any receivables or to collect any moneys due, or to become due, thereunder or other proceeds constituting Collateral hereunder. Borrower waives protest of any note, check, draft, trade acceptance, or other instrument for the payment of money constituting Collateral at any time held by Lender on which Borrower is in any way liable and waives notice of any other action taken by Lender, including, without limitation, notice of Lender's intention to accelerate the Indebtedness or any part thereof

13.7 SETOFF.

Without limiting any other right of Lender, whenever Lender has the right to declare any Indebtedness to be immediately due and payable (whether or not it has so declared), Lender, at their sole election, may setoff against the Indebtedness any and all monies then or thereafter owed to Borrower by Lender in any capacity, whether or not the Indebtedness or the obligation to pay such monies owed by Lender is then due, and Lender shall be deemed to have exercised such right of setoff immediately at the time of such election even though any charge therefor is made or entered on Lender's records subsequent thereto.

13.8 ASSIGNMENT.

The rights and benefits of Lender hereunder shall, if Lender so agree, inure to any party acquiring any interest in the Indebtedness or any part thereof, provided such assignee agrees in writing to be bound by the terms hereof.

13.9 SUCCESSORS AND ASSIGNS.

Lender and Borrower, as used herein, shall include the successors or assigns of those parties, except that Borrower shall not have the right to assign its rights hereunder or any interest herein.

13.10 MODIFICATION.

No modification, rescission, waiver, release, or amendment of any provision of this Agreement shall be made, except by a written agreement signed by Borrower and Lender.

13.11 COUNTERPARTS; FACSIMILES.

This Agreement may be executed in any number of counterparts, and by Lender and Borrower on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same Agreement. A counterpart hereof executed and delivered by facsimile shall be effective as an original for all applicable purposes.

13.12 GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

Any financial calculation to be made, all financial statements and other financial information to be provided, and all books and records to be kept in connection with the provisions of this Agreement, shall be in accordance with GAAP; provided, however, that in the event changes in GAAP shall be mandated by the Financial Accounting Standards Board or any similar accounting body of comparable standing, or should be recommended by Borrower's certified public accountants, to the extent such changes would affect any financial calculations to be made in connection herewith, such changes shall be implemented in making such calculations only from and after such date as Borrower and Lender shall have amended this Agreement to the extent necessary to reflect such changes in the financial and other covenants to which such calculations relate.

13.13 INDEMNIFICATION.

(a) If after receipt of any payment of all, or any part of, the Indebtedness, Lender is, for any reason, compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, an impermissible setoff, or a diversion of trust funds, or for any other reason, the Transaction Documents shall continue in full force and Borrower shall be liable, and shall indemnify and hold Lender harmless for, the amount of such payment surrendered. The provisions of this Section shall be and remain effective notwithstanding any contrary action which may have been taken by Lender in reliance upon such payment, and any such contrary action so taken shall be without prejudice to Lender's rights under the Transaction Documents and shall be deemed to have been conditioned upon such payment having become final and irrevocable. The provisions of this Section 13.13(a) shall survive the termination of this Agreement and the Transaction Documents.

  Borrower agrees to indemnify, defend, and hold harmless Lender from and against any and all liabilities, claims, damages, penalties, expenditures, losses, or charges, including, but not limited to, all costs of investigation, monitoring, legal representations, remedial response, removal, restoration, or permit acquisition, which may now, or in the future, be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by Lender as a result of the presence of, Release of, or threatened Release of Hazardous Substances on, in, under, or near the property owned, leased, or operated by Borrower or any Consolidated Subsidiary. The liability of Borrower under the covenants of this Section 13.13(b) is not limited by any exculpatory provisions in this Agreement or any other documents securing the Indebtedness and shall survive repayment of the Indebtedness or any transfer or termination of this Agreement regardless of the means of such transfer or termination. Borrower agrees that Lender shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. Borrower further agrees that Lender has no duty to warn Borrower or any other Person about any actual or potential environmental contamination or other problem that may have become apparent, or will become apparent, to Lender. The provisions of this Section 13.13(b) shall survive repayment of the Indebtedness.
  Borrower agrees to pay, indemnify, and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever (including, without limitation, counsel and special counsel fees and disbursements in connection with any litigation, investigation, hearing, or other proceeding) with respect, or in any way related, to the existence, execution, delivery, enforcement, performance, and administration of this Agreement and any other Transaction Document (all of the foregoing, collectively, the "Indemnified Liabilities"). The provisions of this Section 13.13(c) shall survive repayment of the Indebtedness.

3.14 TERMINATION.

This Agreement is, and is intended to be, a continuing Agreement and shall remain in full force and effect until the full and final payment of all of the Indebtedness; provided, however, that Borrower, subject to the terms and conditions hereof, may terminate this Agreement at any time by giving Lender at least ninety (90) days prior notice of termination in writing whereupon all outstanding Indebtedness shall be due and payable in full without presentation, demand, or further notice of any kind, whether or not all or any part of such Indebtedness is otherwise due and payable pursuant to the agreement or instrument evidencing same. Lender may terminate this Agreement immediately and without notice upon the occurrence of an Event of Default. Notwithstanding the foregoing or anything in this Agreement or elsewhere to the contrary, the Security Interest, Lender's rights and remedies under the Transaction Documents and Borrower's obligations and liabilities under the Transaction Documents, shall survive any termination of this Agreement and shall remain in full force and effect until all of the Indebtedness outstanding, or contracted or committed for (whether or not outstanding), together with interest accruing thereon after such notice, shall be finally and irrevocably paid in full. No Collateral shall be released or financing statement terminated until: (a) such final and irrevocable payment in full of the Indebtedness as described in the preceding sentence; and (b) Borrower and Lender execute a mutual general release, subject to any continuing obligations hereunder, in form and substance reasonably satisfactory to the Lender and Borrower and their counsel. Thereafter, Lender shall (at Borrower's expense) release or terminate all security interests, liens and encumbrances held by Lender on the Collateral.

13.15 FURTHER ASSURANCES.

From time to time, Borrower shall take such action and execute and deliver to Lender such additional documents, instruments, certificates, and agreements as Lender may reasonably request to effectuate the purposes of the Transaction Documents.

13.16 HEADINGS.

Article and Section headings used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

13.17 CUMULATIVE SECURITY INTEREST, ETC.

The execution and delivery of this Agreement shall in no manner impair or affect any other security (by endorsement or otherwise) for payment or performance of the Indebtedness, and no security taken hereafter as security for payment or performance of the Indebtedness shall impair in any manner or affect this Agreement, or the Security Interest granted hereby, all such present and future additional security to be considered as cumulative security.

13.18 LENDER'S DUTIES.

Without limiting any other provision of this Agreement: (a) the powers conferred on Lender hereunder are solely to protect its interests and shall not impose any duty to exercise any such powers; and (b) except as may be required by applicable law, Lender shall not have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral.

1.3.19 NOTICES GENERALLY.

All notices and other communications hereunder, unless otherwise expressly provided, shall be in writing and made by telecopy, overnight air courier, or certified or registered mail, return receipt requested, and shall be deemed to be received by the party to whom sent one Business Day after sending, if sent by telecopy or overnight air courier; and three Business Days after mailing, if sent by certified or registered mail. All such notices and other communications to a party hereto shall be addressed to such party at the address set forth on the signature pages hereof or to such other address as such party may designate for itself in a notice to the other party given in accordance with this Section 13.19. Copies of all notices to Borrower in accordance herewith shall also be provided to Berenbaum, Weinshienk & Eason, P.C., 370 17th Street, Suite

4800, Denver, CO 80202, Attention: James L. Kurtz-Phelan, Phone: (303) 825-0800, Facsimile:

(303) 629-7610. Copies of all notices to Lender in connection herewith shall also be provided to Jacobs Chase Frick Kleinkopf & Kelley, LLC, 1050 17th Street, Suite 1500, Denver, CO 80265, Attention: Gary N. Meade, Phone: (303) 892-4453, Facsimile: (303) 685-4869.

13.20 SEVERABILITY.

The provisions of this Agreement are independent of, and separable from, each other, and no such provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other such provision may be invalid or unenforceable in whole or in part. If any provision of this Agreement is prohibited or unenforceable in any jurisdiction, such provision shall be ineffective in such jurisdiction only to the extent of such prohibition or unenforceability, and such prohibition or unenforceability shall not invalidate the balance of such provision to the extent it is not prohibited or unenforceable nor render prohibited or unenforceable such provision in any other jurisdiction.

13.21 INCONSISTENT PROVISIONS.

The terms of this Agreement and the other Transaction Documents shall be cumulative except to the extent that they are specifically inconsistent with each other, in which case the terms of this Agreement shall prevail.

13.22 ENTIRE AGREEMENT.

This Agreement, the Exhibits and Schedules attached hereto and incorporated herein by this reference, and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereby and supersede all prior negotiations, understandings, and agreements between such parties with respect to such transactions, including, without limitation, those expressed in any commitment letter delivered by Lender to Borrower.

13.23 APPLICABLE LAW.

This Agreement, and the transactions evidenced hereby, shall be governed by, and construed under, the internal laws of the State of Colorado, without regard to principles of conflicts of law, as the same may from time to time be in effect, including, without limitation, the UCC.

13.24 CONSENT TO JURISDICTION.

Borrower and Lender agree that any action or proceeding to enforce, or arising out of, the Transaction Documents may be commenced in any state or federal court of competent jurisdiction in the State of Colorado, and Borrower and Lender waive personal service of process and agree that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered or certified mail to Borrower or Lender, as appropriate, or as otherwise provided by the laws of the State or the United States.

13.25 JURY TRIAL WAIVER.

BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER OR LENDER MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THE TRANSACTION DOCUMENTS OR THE TRANSACTIONS RELATED THERETO. BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR LENDER OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS RIGHT TO JURY TRIAL WAIVER. BORROWER ACKNOWLEDGES THAT LENDER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 13.25.

13.26 NO ORAL AGREEMENTS.

Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew such debt, are not enforceable. To protect Borrower and Lender from misunderstanding or disappointment, any agreements covering such matters are contained in the Transaction Documents, which are the complete and exclusive statement of the agreement between the parties hereto.

13.27 CONFIDENTIALITY.

Each of the Lender and the Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and Lender, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any permitted assignee of or participant in any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) if the applicable Lender is an insurance company, to the National Association of Insurance Commissioners or any other similar organization to the extent requested in connection with a review of such Lender. In addition, the Lender and the Lender may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Lender and the Lender in connection with the administration and management of this Agreement, the other Transaction Documents and any Advances. For the purposes of this Section, "Information" means all information received from Borrower or any Consolidated Subsidiary relating to Borrower or any Consolidated Subsidiary or its respective business, other than any such information that is available to Lender or any Lender on a nonconfidential basis prior to disclosure by Borrower or any Consolidated Subsidiary; provided that, in the case of information received from Borrower or any Consolidated Subsidiary after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

BORROWER:

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By: ________________

Name: Thomas A. Gart

Title: President

Address:

233 Milwaukee Street Denver, CO 80206

Attn: Thomas A. Gart Phone: (303) 333-1933 Facsimile: (303) 859-2223

Lender :

U.S.BankNational Association

By:_______________________

Name:_____________________

Title:______________________

Address:

918 17th Street, 4th Floor

Denver, CO 80202

Attn: __________

Phone: (303) 585-6522

Facsimile: (303) 585-4242

EXHIBIT A
[INTENTIONALLY OMITTED]

A-1

EXHIBIT B

PROMISSORY NOTE
(Working Capital Revolving Line of Credit)

$ _ , 2005 Denver, Colorado

FOR VALUE RECEIVED, the undersigned, SSI Venture LLC, a Colorado limited liability company (hereinafter referred to as the 'Borrower"), promises to pay to the order of U.S. Bank National Association (herein, together with its successors and assigns who become holders of this Note, called the "Lender") at , or at such other place as may be designated in writing by Lender from time to time, the principal sum of

DOLLARS ($ ), or such lesser amount which shall from time to time be owing hereunder on account of Advances made by Lender under the Working Capital Revolving Line of Credit to or for the benefit or account of Borrower in accordance with the terms of the Amended and Restated Revolving Credit and Security Agreement dated as of the date hereof between Borrower and Lender (as amended from time to time, the "Loan Agreement"), together with interest on the unpaid principal balances outstanding at the rate specified in the Loan Agreement. Principal and interest due under this Note shall be payable at the time or times provided in the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid by Borrower to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

If any Event of Default shall have occurred and be continuing, Borrower promises to pay the Default Rate on the outstanding unpaid principal and interest balance hereof at the times and in the amount and manner provided for more particularly in the Loan Agreement. Interest on the amount of interest so unpaid shall be compounded monthly until paid in full. Principal, interest, fees, charges, expenses and other costs owing hereunder are payable in lawful money of the

United States of America such that Lender has received immediately available funds for the credit of Borrower on the date that such payment or payments is or are due.

This Note is secured by the Collateral listed in the Loan Agreement and other security instruments described in the Loan Agreement. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect any right Lender has to retain the Collateral or any other collateral for any other Indebtedness of Borrower to Lender.

Upon the occurrence of any of the following events:

1. Failure to pay when due any principal or interest on this Note or any costs, fees, reimbursable expenses or other amounts payable by Borrower under the Loan Agreement or

B-

under any of the other Transaction Documents, which is not cured within any applicable cure period contained in the Loan Agreement; or

2. The occurrence of any other Event of Default under the Loan Agreement, or under any of the other Transaction Documents, which is not cured within any applicable cure period contained in the Loan Agreement;

then Lender may, at Lender's option: (i) have all principal, interest, fees, charges, expenses and other costs outstanding or owing hereunder bear interest at the Default Rate for so long as said Event of Default shall continue; and (ii) declare all sums outstanding or owing hereunder, including principal, interests fees, charges, expenses and other costs to be immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that the principal, interest, fees, expenses, charges and other costs owing on this Note shall be and become automatically due and payable if the Loan Agreement, or any of the other Transaction Documents, provide for the automatic acceleration of the payment of the principal, interest, fees, charges, expenses and other costs owing on this Note upon the occurrence of an Event of Default.

Borrower may prepay this Note, in whole or in part, at any time; in accordance with the Loan Agreement.

No waiver of any breach, Event of Default, default or failure of condition under the terms of this Note, the Loan Agreement, or the other Transaction Documents shall be implied from any failure of Lender to take, or any delay by Lender in taking, action with respect to any such breach of or Event of Default, default or failure of condition or from any previous waiver of any similar or unrelated breach of or Event of Default, default or failure of condition. A waiver of any term of this Note, the Loan Agreement or the other Transaction Documents must be made in writing and shall be limited to the express written terms of such waiver.

All obligations of Borrower and all rights, powers and remedies of Lender expressed herein shall be in addition to and not in limitation of those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Indebtedness of Borrower to Lender or the security therefor.

Borrower waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of default interest and late charges; notice of intent to accelerate; notice of acceleration; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof.

This Note is issued pursuant to the Loan Agreement and is subject to the terms and conditions specified therein. Capitalized terms not otherwise defined in this Note shall have the meanings assigned to them under the Loan Agreement.

B-2

This Note shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law, except to the extent that Federal laws preempt the laws of the State of Colorado.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first above written.

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By: ____________________

Name: Thomas A. Gart

Title: President

B-3

EXHIBIT C,

PROMISSORY NOTE
(Reducing Revolving Line of Credit)

$ , 2005 Denver, Colorado

FOR VALUE RECEIVED, the undersigned, SSI Venture LLC, a Colorado limited liability company (hereinafter referred to as the 'Borrower"), promises to pay to the order of U.S. Bank National Association (herein, together with its successors and assigns who become holders of this Note, called the "Lender") at , or at such other place as may be designated in writing by Lender from time to time, the principal sum of

DOLLARS ($ ), or such lesser amount which shall from time to time be owing hereunder on account of Advances made by Lender under the Reducing Revolving Line of Credit to or for the benefit or account of Borrower in accordance with the terms of the Amended and Restated Revolving Credit and Security Agreement dated as of the date hereof between Borrower and Lender (as amended from time to time, the "Loan Agreement"), together with interest on the unpaid principal balances outstanding at the rate specified in the Loan Agreement. Principal and interest due under this Note shall be payable at the time or times provided in the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid by Borrower to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

If any Event of Default shall have occurred and be continuing, Borrower promises to pay the Default Rate on the outstanding unpaid principal and interest balance hereof at the times and in the amount and manner provided for more particularly in the Loan Agreement. Interest on the amount of interest so unpaid shall be compounded monthly until paid in full. Principal, interest, fees, charges, expenses and other costs owing hereunder are payable in lawful money of the

United States of America such that Lender has received immediately available funds for the credit of Borrower on the date that such payment or payments is or are due.

This Note is secured by the Collateral listed in the Loan Agreement and other security instruments described in the Loan Agreement. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect any right Lender has to retain the Collateral or any other collateral for any other Indebtedness of Borrower to Lender.

Upon the occurrence of any of the following events:

1. Failure to pay when due any principal or interest on this Note or any costs, fees, reimbursable expenses or other amounts payable by Borrower under the Loan Agreement or

C-1

under any of the other Transaction Documents, which is not cured within any applicable cure period contained in the Loan Agreement; or

2. The occurrence of any other Event of Default under the Loan Agreement, or under any of the other Transaction Documents, which is not cured within any applicable cure period contained in the Loan Agreement;

then Lender may, at Lender's option: (i) have all principal, interest, fees, charges, expenses and other costs outstanding or owing hereunder bear interest at the Default Rate for so long as said Event of Default shall continue; and (ii) declare all sums outstanding or owing hereunder, including principal, interests fees, charges, expenses and other costs to be immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that the principal, interest, fees, expenses, charges and other costs owing on this Note shall be and become automatically due and payable if the Loan Agreement, or any of the other Transaction Documents, provide for the automatic acceleration of the payment of the principal, interest, fees, charges, expenses and other costs owing on this Note upon the occurrence of an Event of Default.

Borrower may prepay this Note, in whole or in part, at any time; in accordance with the Loan Agreement.

No waiver of any breach, Event of Default, default or failure of condition under the terms of this Note, the Loan Agreement, or the other Transaction Documents shall be implied from any failure of Lender to take, or any delay by Lender in taking, action with respect to any such breach of or Event of Default, default or failure of condition or from any previous waiver of any similar or unrelated breach of or Event of Default, default or failure of condition. A waiver of any term of this Note, the Loan Agreement or the other Transaction Documents must be made in writing and shall be limited to the express written terms of such waiver.

All obligations of Borrower and all rights, powers and remedies of Lender expressed herein shall be in addition to and not in limitation of those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Indebtedness of Borrower to Lender or the security therefor.

Borrower waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of default interest and late charges; notice of intent to accelerate; notice of acceleration; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof.

This Note is issued pursuant to the Loan Agreement and is subject to the terms and conditions specified therein. Capitalized terms not otherwise defined in this Note shall have the meanings assigned to them under the Loan Agreement.

C-2

This Note shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law, except to the extent that Federal laws preempt the laws of the State of Colorado.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first above written.

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By: Name: Thomas A. Gart

Title: President

C-3

EXHIBIT D

PROMISSORY NOTE
(Acquisition Reducing Revolving Line of Credit)

$_________ , 2005

Denver, Colorado

FOR VALUE RECEIVED, the undersigned, SSI Venture LLC, a Colorado limited liability company (hereinafter referred to as the 'Borrower"), promises to pay to the order of U.S. Bank National Association (herein, together with its successors and assigns who become holders of this Note, called the "Lender") at , or at such other place as may be designated in writing by Lender from time to time, the principal sum of

DOLLARS ($ ), or such lesser amount which shall from time to time be owing hereunder on account of Advances made by Lender under the Acquisition Reducing Revolving Line of Credit to or for the benefit or account of Borrower in accordance with the terms of the Amended and Restated Revolving Credit and Security Agreement dated as of the date hereof between Borrower and Lender (as amended from time to time, the "Loan Agreement"), together with interest on the unpaid principal balances outstanding at the rate specified in the Loan Agreement. Principal and interest due under this Note shall be payable at the time or times provided in the Loan Agreement.

In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid by Borrower to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto.

If any Event of Default shall have occurred and be continuing, Borrower promises to pay the Default Rate on the outstanding unpaid principal and interest balance hereof at the times and in the amount and manner provided for more particularly in the Loan Agreement. Interest on the amount of interest so unpaid shall be compounded monthly until paid in full. Principal, interest, fees, charges, expenses and other costs owing hereunder are payable in lawful money of the United States of America such that Lender has received immediately available funds for the credit of Borrower on the date that such payment or payments is or are due.

This Note is secured by the Collateral listed in the Loan Agreement and other security instruments described in the Loan Agreement. The cancellation or surrender of this Note, upon payment or otherwise, shall not affect any right Lender has to retain the Collateral or any other collateral for any other Indebtedness of Borrower to Lender.

Upon the occurrence of any of the following events:

1. Failure to pay when due any principal or interest on this Note or any costs, fees, reimbursable expenses or other amounts payable by Borrower under the Loan Agreement or

D-1

under any of the other Transaction Documents, which is not cured within any applicable cure period contained in the Loan Agreement; or

2. The occurrence of any other Event of Default under the Loan Agreement, or under any of the other Transaction Documents, which is not cured within any applicable cure period contained in the Loan Agreement;

then Lender may, at Lender's option: (i) have all principal, interest, fees, charges, expenses and other costs outstanding or owing hereunder bear interest at the Default Rate for so long as said Event of Default shall continue; and (ii) declare all sums outstanding or owing hereunder, including principal, interests fees, charges, expenses and other costs to be immediately due and payable without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower; provided, however, that the principal, interest, fees, expenses, charges and other costs owing on this Note shall be and become automatically due and payable if the Loan Agreement, or any of the other Transaction Documents, provide for the automatic acceleration of the payment of the principal, interest, fees, charges, expenses and other costs owing on this Note upon the occurrence of an Event of Default.

Borrower may prepay this Note, in whole or in part, at any time; in accordance with the Loan Agreement.

No waiver of any breach, Event of Default, default or failure of condition under the terms of this Note, the Loan Agreement, or the other Transaction Documents shall be implied from any failure of Lender to take, or any delay by Lender in taking, action with respect to any such breach of or Event of Default, default or failure of condition or from any previous waiver of any similar or unrelated breach of or Event of Default, default or failure of condition. A waiver of any term of this Note, the Loan Agreement or the other Transaction Documents must be made in writing and shall be limited to the express written terms of such waiver.

All obligations of Borrower and all rights, powers and remedies of Lender expressed herein shall be in addition to and not in limitation of those provided by law or in any written agreement or instrument (other than this Note) relating to any of the Indebtedness of Borrower to Lender or the security therefor.

Borrower waives presentment; demand; notice of dishonor; notice of protest and nonpayment; notice of default interest and late charges; notice of intent to accelerate; notice of acceleration; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights and interests in and to properties securing payment of this Note.

Time is of the essence with respect to every provision hereof

This Note is issued pursuant to the Loan Agreement and is subject to the terms and conditions specified therein. Capitalized terms not otherwise defined in this Note shall have the meanings assigned to them under the Loan Agreement.

D-2

This Note shall be construed and enforced in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law, except to the extent that Federal laws preempt the laws of the State of Colorado.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date first above written.

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By: Name: Thomas A. Gart

Title: President

D-3

EXHIBIT E,
[INTENTIONALLY OMITTED]

E- 1

EXHIBIT F

FINANCIAL STATEMENTS CERTIFICATION
(Credit Agreement Section 8.1(b))

The undersigned, the , of SSI Venture LLC (the "Borrower") hereby certifies to U.S. BANK. NATIONAL ASSOCIATION, as Lender, that attached hereto is a true, correct and complete copy of Borrower's financial statements as of the

Fiscal Quarter [or Fiscal Year] ending , 200, which financial statements fairly present Borrower's financial position and consist of a balance sheet and related statements of income and cash flow covering such period and the period from the end of the immediately preceding Fiscal Year to the end of such quarter.

Capitalized terms used by not otherwise defined herein shall have the meanings assigned to them under the Amended and Restated Revolving Credit and Security Agreement dated as of September 23, 2005, between Borrower and Lender.

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By:

Name: Thomas A. Gart

Title: President

Date:

{00180721.DOC 4}

EXHIBIT G
COMPLIANCE CERTIFICATE

SSI VENTURE LLC (the "Borrower") hereby certifies to U.S. BANK NATIONAL ASSOCIATION (the "Lender") pursuant to the Amended and Restated Revolving Credit and Security Agreement between Borrower and Lender dated September 23, 2005, as amended from time to time (the "Loan Agreement"), that:

  General.
  Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.
  Borrower has complied with all the covenants and with all material terms and conditions to be performed or observed by it contained in the Loan Agreement and the Transaction Documents to which Borrower is a party.
  Neither on the date hereof nor, if applicable, after giving effect to any Advance made under the Revolving Facilities on the date hereof, does there exist an Event of Default or an event which with notice or lapse of time, or both, would constitute an Event of Default.
  The representations and warranties contained in the Loan Agreement, in any Transaction Document to which Borrower is a party and in any certificate, document or financial or other statement furnished at any time thereunder are true, correct and complete in all respects with the same effect as though such representations and warranties had been made on the date hereof, except to the extent that any such representation and warranty relates solely to an earlier date (in which case, such representation and warranty shall be true, correct and complete on and as of such earlier date).
  Financial Covenants.

1. As of , 200_ or for such period as may be designated below, the computations, ratios and calculations as set forth below (and the calculations supporting such ratios on the attached Annex I, and Annex II) in accordance with Section 9.12 of the Loan Agreement, are true and correct:

Financial Covenant	Required		Actual
Maximum Consolidated Leverage Ratio	2.50:1.00
	(l/31 and	10/31)	:1.00
2.00:1.00
	(4/30 and	7/31)	:1.00
Minimum Fixed Charge Coverage	1.15:1		:1.00

{00180721.DOC 41

IN WITNESS WHEREOF, the undersigned, a duly Authorized Representative of Borrower, has executed and delivered this Compliance Certificate in the name of and on behalf of Borrower on

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By: Name: Thomas A. Gart

Title: President

{00180721 DOC 41

Annex I TOTAL SENIOR FUNDED DEBT - TO - EBITDA

All Indebtedness for Borrowed Money Plus all Bonds, Notes, Debentures Plus Capital Leases

Funded Debt

Minus Debt Subordinated to Lender (in writing) Minus Outstanding Balance

Senior Funded Debt

CONSOLIDATED EBITDA

Net Income (Exclusive of Extraordinary Gains or Losses) Plus interest Expense

Plus Cash Taxes on Income

Plus Amortization

Plus Depreciation

Consolidated EBITDA

{00180721.DOC 4}

Annex II

Fixed Charge Coverage

Cash Flow: Inclusions:

Consolidated EBITDA:

Net income (exclusive of any Extraordinary gains or losses)

Consolidated Interest Expense Cash taxes on income

Amortization

Depreciation

Total Consolidated EBITDA (sum of above)

Rent (Store Locations)

Total Inclusions (sum of Consolidated EBITDA and Rent)

Reductions:

Distributions (including all Preferred Payments, Tax Distributions and dividends)

Depreciation x 50%

Total Reductions

Operating Cash Flow $

Fixed Charges:

Interest Expense

Rent Expense (Store Locations)

Current Maturities of Long Term Debt

Current Maturities of Capital Leases

Total Fixed Charges $

{00180721.DOC 4}

EXHIBIT H
[INTENTIONALLY OMITTED]

{00180721.DOC 4}

EXHIBIT I
Form of Borrowing Notice

To: U.S. Bank National Association 918 17th Street, 4th Floor

Denver, CO 80202

Attn: Fax:

Reference is hereby made to the Amended and Restated Revolving Credit and Security Agreement dated as of September 23, 2005 (the "Agreement") between SSI Venture LLC, a Colorado limited liability company (the "Borrower"), and U.S. Bank National Association ("Lender"). Capitalized terms used but not defined herein shall have the respective meanings therefor set forth in the Agreement.

  Borrower, through its Authorized Representative, hereby gives notice to the Lender that an Advance of the type and in the amount set forth below be made on the date indicated:

Type of Loan Facility Interest Period(1) Aggregate Amount(2) Date of Loan(3)

Daily Reset LIBOR One Month,

Rate Advance Reset Daily

Base Rate Advance n/a LIBOR Rate Advance

  For any LIBOR Rate Advance other than a Daily Reset LIBOR Rate Advance, 1, 2, 3, or 6 months, not to exceed the Revolving Credit Maturity Date.
  LIBOR Rate Advance (other than a Daily Reset LIBOR Rate Advance under the Working Capital Revolving Line of Credit): Must be at least $500,000 and in multiples of $50,000

  Any Base Rate Advance or a Daily Reset LIBOR Rate Advance under the Working Capital Revolving Line of Credit: N/A

  At least three (3) Business Days later than the date of this Notice if a LIBOR Rate Advance (including a Daily Reset LIBOR Rate Advance).
  Borrower, through its Authorized Representative, hereby gives notice to the Lender that

Borrower desires to convert $ of the presently outstanding Base Rate Advances under the Facility (comprised of the Advances distributed or converted on the following dates: ) to LIBOR Rate Advances. The Interest Period for the new

{00180721_DOC 41

LIBOR Rate Advance is requested to be 1, 2, 3, or 6 months (not to exceed the Revolving Credit Maturity Date).

  Borrower, through its Authorized Representative, hereby gives notice to the Lender that

  Borrower desires to continue as a LIBOR Rate Advance $ of presently outstanding LIBOR Rate Advances under the Facility which have an Interest

  Period expiration date of . The Interest Period for the new LIBOR Rate
  Advance is requested to be 1, 2, 3, or 6 months (not to exceed the Revolving Credit Maturity Date).

  Borrower, through its Authorized Representative, hereby gives notice to the Lender that Borrower desires to convert a presently outstanding LIBOR Rate Advance under the

Facility in the amount of $ , upon its maturity on

, 20 , to a Base Rate Advance.

Complete if applicable: This notice constitutes a written confirmation of a telephonic request made by to on as required by Section 2.1(c), 2.2(c) or 2.3(c)
of the Agreement, as applicable.

The undersigned hereby certifies that:

  No Default or Event of Default either exists now or will exist after giving effect to the borrowing described herein; and
  All the representations and warranties set forth in Article VI of the Agreement and elsewhere in the Transaction Documents (other than those expressly stated to refer to a particular date) are true and correct in all respects as of the date hereof.
  All conditions contained in the Agreement to the making of any Advance requested hereby have been met or satisfied in full.

SSI VENTURE LLC

By: The Gart Companies, Inc., its manager

By:
Name: Thomas A. Gart

Title: President

DATE:

{00180721.DOC 4}

EXHIBIT J

BORROWING BASE CERTIFICATE

As of the Period Ending

This Certificate is submitted in connection with the Amended and Restated Revolving Credit and Security Agreement dated as of September 23, 2005, as it may be amended from time to time (the "Agreement") between the Lender and Borrower.

The undersigned hereby certifies to Lender that the undersigned is familiar with the following financial information, which has been taken from Borrower's books and records, which are complete and accurate, and the following calculations on the Borrowing Base and the remaining amount under the Borrowing Base are true and correct.

BORROWING BASE

A. Total Less:

Accounts Receivable Ineligible Accounts:

Over 90 Days from date of Invoice

50% Rule

Employee Accounts Affiliate Accounts Contra Accounts Customer Deposits Governmental Accounts

Progress Billings

Foreign Accounts not backed by L/C or credit insurance

  Total Ineligible Accounts
  Eligible Accounts (A less B)
  Line C x .75
  Total Hard Inventory
  Total Hard Inventory x .75
  Total Soft Inventory
  Total Soft Inventory x .55

I, Total Eligible Inventory (F plus H)

J. Total Rental and Demo Equipment (net book value) x .55 K. Less: Revolving Facilities balance (including outstanding Letters of Credit) L. Total Borrowing Base (D plus I plus J minus K)

The undersigned further certifies that (a) Borrower is in compliance in all respects with all of the covenants contained in the Agreement and (b) there has been no Event of Default under this Agreement that has not been cured or waived.

By: Title: Date:
{00180721.DOC 4}
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